U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on March 2 , 2011	Registration No. 333-169609

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	1382	98-0489669
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10497 Town and Country Way, Suite 820, Houston, Texas 77024
Tel: (832) 436-1832
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Allan Millmaker
Alamo Energy Corp.
10497 Town and Country Way, Suite 820, Houston, TX, 77024
Tel: (832) 436-1832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel:  (949) 706-1470/Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated filer  ☐                                                                                    Accelerated filer                 ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                          Small reporting company   ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value issuable upon conversion of senior secured convertible promissory notes	3,049,810	$1.11(2)	$3,385,290	$241.37
Common stock, par value $0.001 per share, issuable upon exercise of warrants issued to investors	1,524,905	$1.11(2)	$1,692,645	$120.69
Total	4,574,715		$5,077,935	$362.06

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock to be issued as the result of stock splits, stock dividends and similar transactions.

(2) The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of our common stock as quoted on the Over the Counter Bulletin Board on September 23, 2010 (within 5 business days prior to filing this registration statement).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

Subject to completion, Dated ___, 2011

Preliminary Prospectus
Alamo Energy Corp.

4,574,715 Shares of Common Stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus of up to 4,574,715 shares of our common stock, which includes; (i) 3,049,810 shares issuable upon conversion of senior secured convertible promissory notes; and (ii) 1,524,905 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share.  All of these shares of our common stock are being offered for resale by the selling shareholders.

The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of these shares by the selling shareholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling shareholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling shareholders’ legal or accounting costs or commissions.

Our common stock is quoted on the Over the Counter Bulletin Board and OTCQB under the symbol "ALME". As of March 1 , 2011 , the last reported sale price of our common stock was $1.56 per share. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders, except the proceeds, if any, from the exercise of warrants held by selling shareholders.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” on Pages 5 to 11 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________.

In this prospectus, when we to refer to Alamo Energy Corp., we use the terms “Alamo Energy” “we,” “our” and “us” when we do not need to distinguish among these entities or their predecessors or when any distinction is clear from the context.

PROSPECTUS SUMMARY

You should read this summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.

Our Business	Our principal business address is 10497 Town and Country Way, Suite 820, Houston, Texas, 77024. Our telephone number is (832) 436-1832.

We were incorporated in the State of Nevada on March 29, 2006 as Green Irons Holdings Corp. to conduct a business in the golfing industry. On November 18, 2009, we completed the purchase of certain oil and gas assets from Alamo Oil Limited, a United Kingdom corporation. As a result of the asset purchase transaction, we changed management, entered the oil and gas business, and ceased all activity in our former business. We are focused to exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within North America and United Kingdom. We currently have reserves in the State of Texas, where we own a seventy-five percent (75%) working interest in the Lozano Lease as described herein.

Our available funds will not fund our activities for the next twelve months.  Therefore, our auditors have substantial doubt about our ability to continue as a going concern.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	For the Six Months Ended October 31, 2010	For the Period from Inception on September 1, 2009 through April 30, 2010*
	$	$
Oil and Gas Sales	49,955	65,431
Total Expenses	287,937	456,946
Operating Loss	(237,982)	(391,515)
Net Loss	(468,885)	(502,262)
Net Loss Per Share	(0.01)	(0.03)

Balance Sheet	October 31, 2010	April 30, 2010
	$	$
Cash	3,053	285,458
Total Current Assets	22,765	311,576
Total Assets	1,208,537	954,905
Current Liabilities	159,911	77,348
Total Liabilities	593,714	333,297
Total Stockholders' Equity (Deficit)	614,823	621,608

The Offering:	The selling shareholders want to sell up to 4,574,715 shares of our common stock, which includes: (i) 3,049,810 shares issuable upon conversion of senior secured convertible promissory notes; and (ii) 1,524,905 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share.

Offering Price
The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Use of proceeds:
We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders except the proceeds, if any, from the exercise of warrants held by selling shareholders, which could total $1,524,905.

Trading:	Our common stock is traded on the Over the Counter Bulletin Board and OTCQB under the symbol “ALME.”

RISK FACTORS

Before you invest in our common stock by purchasing shares from a selling stockholder named in this prospectus, you should be aware that there are various risks involved in investing in our common stock. You should consider carefully these risk factors, together with all of the other information included in this prospectus and in the periodic reports we have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, before you decide to purchase any shares of our common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

Since we have a limited operating history in our current line of business, it is difficult for potential investors to evaluate our business.

We entered the oil and gas business in November 2009. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have generated only limited and sporadic revenues. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We have a history of net losses which will continue and which may negatively impact our ability to achieve our business objectives.

For the period from inception (September 1, 2009) to  October 31 2010 , we had revenue of $115,386 and a net loss of $971,147. We cannot guaranty that our future operations will result in net income. We may not be able to operate profitability on a quarterly or annual basis in the future. Our failure to increase our revenues will harm our business. If our revenues grow more slowly than we anticipate or our operating expenses exceed our expectations, our operating results will suffer.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their report dated July 27, 2010, our current independent registered public accounting firm stated that our financial statements for the year ended April 30, 2010, were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our ability to obtain sufficient working capital to fund future operations. If we are unable to raise additional capital, our efforts to continue as a going concern may not prove successful.

Our exploration appraisal and development activities are subject to many risks which may affect our ability to profitably extract oil reserves or achieve targeted returns.  In addition, continued growth requires that we acquire and successfully develop additional oil reserves.

Oil exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.

Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. We cannot guaranty that we will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  We cannot guaranty that commercial quantities of oil will be discovered or acquired by us.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

We currently have proved reserves in the State of Texas, where we own a seventy-five percent (75%) working interest in the Lozano Lease. Oil exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to oil wells, production facilities, other property and the environment or in personal injury. Oil production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could negatively affect our results of operations, liquidity and financial condition.

To date, we have generated limited revenues from production of our oil lease interests.  Our oil exploration and development activities are focused on the exploration and development of our properties which are high-risk ventures with uncertain prospects for success.  In addition, we will not have earnings to support our activities should the wells drilled or properties acquired prove not to be commercially viable.  We cannot guaranty that commercial quantities of oil will be successfully produced as a result of our exploration and development efforts.  Further there is no guarantee that we will generate sufficient revenues from current production.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.

The results of geophysical testing and geological analysis are subjective, and we cannot guaranty that the exploration and development activities we conduct based on positive analysis will produce oil in commercial quantities or costs.  As we perform developmental and exploratory activities, further data required for evaluation of our oil interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

If we are unable to successfully compete with the large number of oil producers in our industry, we may not be able to achieve profitable operations.

Oil exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil properties and in the marketing of oil.  Our competitors include oil companies that have substantially greater financial resources, staff and facilities than us. Our ability to establish additional reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

We are subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

Our operations in the United States are subject to regulation at the federal, state and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could negatively impact our financial condition or results of operations.  Our operations are subject to significant laws and regulations, which may negatively affect our ability to conduct business or increase our costs.  Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States affect nearly all of our operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely impact our financial condition, results of operations or prospects.  We could incur significant liability for damages, clean-up costs and/or penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.

Moreover, we cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require us to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on our financial condition or results of operations.

Our ability to successfully market and sell oil is subject to a number of factors that are beyond our control, and that may adversely impact our ability to produce and sell oil, or to achieve profitability.

The marketability and price of oil that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to market our oil may depend upon our ability to acquire space on pipelines that deliver oil to commercial markets. We may be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and by many other aspects of the oil business.

Our revenues, profitability and future growth and the carrying value of our oil properties are substantially dependent on prevailing prices of oil. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil would have an adverse effect on our borrowing capacity, revenues, profitability and cash flows from operations.

Volatile oil prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil leases or interest in oil leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the oil industry. Nevertheless, there may be title defects which affect lands comprising a portion of our properties which may adversely affect us.

Our properties are held in the form of leases and working interests in operating agreements and leases. If the specific requirements of such licenses, leases and working interests are not met, the instrument may terminate or expire.

All of our properties are held under interests in oil and gas leases and working interests in operating agreements and leases. If we fail to meet the specific requirements of each lease or working interest, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease and working interest. The termination or expiration of our working interest relating to any lease would harm our business, financial condition and results of operations.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas in the future and for future drilling programs. If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

Our reserve estimates are subject to numerous uncertainties and may be inaccurate.

We currently have proved reserves in the State of Texas, where we own a seventy-five percent (75%) working interest in the Lozano Lease. There are numerous uncertainties inherent in estimating quantities of oil reserves and cash flows to be derived therefrom, including many factors beyond our control. In general, estimates of economically recoverable oil reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material.

Estimates of proved or unproved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.

Failure to generate increased revenues from the Lozano Lease and other interests could hinder our ability to expand and to continue our current operations.

Unless we generate increased revenues from the Lozano lease and other interests, or obtain additional funding, we may not be able to implement our business plan, or continue or expand our current operations.  Although, we had cash of $3,053 on hand, as of October 31, 2010, we estimated that the cash $3,053 would not be sufficient for us to continue and expand our current operations for the next twelve months.  Therefore, failure to generate increased revenues from the Lozano Lease and other interests and failure to obtain additional funding could deter our ability to continue our existing operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including Allan Millmaker, our Chief Executive Officer. The loss of the services of Mr. Millmaker could significantly hinder our operations.  Although we are looking into acquiring key person insurance, we do not currently have such insurance in effect for Mr. Millmaker. In addition, the competition for qualified personnel in the oil industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We rely on third parties to operate some of the assets in which we possess an interest. The success of our oil operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfils our obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited.  Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

Risks Related to our Common Stock

The issuance of shares upon conversion of the senior secured convertible promissory notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

If the price per share of our common stock at the time of conversion of our senior secured convertible promissory notes, and exercise of any warrants, options, or any other convertible securities is in excess of the various conversion or exercise prices of these convertible securities, conversion or exercise of these convertible securities would have a dilutive effect on our common stock. As of March 1, 2011 , we had (i) outstanding senior secured convertible promissory notes which are convertible into an aggregate of 3,769,810 shares of our common stock at a conversion price of $0.50 per share, and (ii) warrants to purchase 1,884,905  shares of our common stock at an exercise price of $1.00 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

We are subject to the reporting requirements of federal securities laws, which will be expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls  is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls.  It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley.  In order to expand our operations, we  will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires us to obtain.

Failure to maintain the adequacy of our internal controls could impair our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act , which could cause our stock price to decrease substantially.

We intend to amend certain of our prior periodic reports to include required disclosures that were previosuly ommitted from those periodic reports. The filing of amendments to those periodic reports will necessitate a redertermination of the effectiveness of our internal controls over financial reporting and disclosure controls and procedures for those periods.   We have committed limited personnel and resources to the development of the external reporting and compliance obligations that are required of a public company. We have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with being a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Our common shares have only recently begun trading, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of significant revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 300,000,000 shares of common stock authorized for issuance.  As of  March 1, 2011 , we had 48,668,520 shares of common stock available for issuance.  We have reserved 3,449,810 shares for conversion of our outstanding notes, and 1,724,905 shares for issuance upon the exercise of outstanding warrants held by the selling stockholders.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

The 4,574,715 shares of our common stock registered for resale by this prospectus may adversely affect the market price of our common stock.

As of March 1 , 2011 , there were 48,668,520 shares of our common stock were issued and outstanding.  This prospectus registers for resale 3,049,810 shares that may be issued if the convertible notes are converted to shares of our common stock without interest, and also registers for resale 1,264,905 shares of common stock which may be issued upon exercise of warrants held by the selling stockholder. Assuming all convertible notes are converted and all warrants were exercised, the aggregated number of shares registered for resale by means of this prospectus, or 4,574,715 shares, would represent 8.59% of our then issued and outstanding common stock.

We are unable to predict the potential effect that sales into the market of up to 4,574,715 shares may have on the then prevailing market price of our common stock.  On March 1, 2011 , the last reported closing price of our common stock on the Over-the Counter Bulletin Board was $1.56 .  Our shares have only had trading activity since December 2009. It is likely that market sales of the 4,574,715 shares offered for resale pursuant to this prospectus (or for those sales even if they do not actually occur) may have the effect of depressing the market price of our common stock.  As a result, the potential resale and possible fluctuations in trading volume of such a substantial amount of our stock may affect the share price negatively beyond our control.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements.”  Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events.  These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management.  When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us.  These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus.  Factors that can cause or contribute to these differences include those described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” These forward looking statements include, but are not limited to, statements regarding the following: growth opportunities and increasing market share, earnings estimates, future financial performance and other matters.  Although we believe that the expectations contained in these forward-looking statements are reasonable, you cannot be assured that these expectations will prove correct.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those projected.  Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.  You should specifically consider the factors identified in this prospectus which would cause actual results to differ before making an investment decision.  We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders.  Rather, the selling security holders will receive those proceeds directly.

We will, however, receive the exercise price with respect to warrants to purchase 1,524,905 shares of our common stock, when and if exercised by the selling stockholders who hold them. If all the warrants are exercised, we estimate our net proceeds would be approximately $1,524,905.  However, the holders of the warrants have the option to exercise the warrants using a “cashless” exercise, in which case we would not receive any proceeds from the exercise of the warrants.  Each of the warrants includes a cashless exercise option, pursuant to which the holder thereof can exercise the warrant without paying the exercise price in cash.  If the holder elects to use this cashless exercise option, such holder will receive a fewer number of our shares than it would have received if the exercise price were paid in cash.  The number of our shares the holder of the warrants would receive in connection with a cashless exercise is determined in accordance with a formula set forth in the applicable warrant.  There can be no assurance that we will receive any payments even if all of the warrants are exercised.  Any proceeds received will be used for working capital, inventory purchases and other general corporate purposes.

DIVIDEND POLICY

We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our Board of Directors.  The ability of our Board of Directors to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, our Board of Directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

PRICE RANGE OF COMMON STOCK

Market Information. Our common stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “ALME.”  For the period indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.73	$0.97
Second Quarter	$1.27	$0.90
Fiscal Year 2010
Third Quarter	$0.90	$0.50
Fourth Quarter	$2.47	$0.90

The approximate number of stockholders of record at March 1 , 2011 was six .   The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DILUTION

Investors in this offering will be subject to increased dilution upon the exercise of outstanding warrants. As of March 1 , 2011 , our current outstanding stock warrants represent an additional 1,884,905 shares that could be issued in the future.

SELLING SHAREHOLDERS

The following table sets forth information concerning the selling shareholders including:

1.	the number of shares owned by the selling shareholders prior to this offering;
2.	the total number of shares that are to be offered by the selling shareholders;
3.	the total number of shares of common stock that will be owned by the selling shareholders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling shareholders upon completion of the offering if all of the offered shares are sold by the selling shareholders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

The selling shareholders have no position or office with us, nor any material relationship with us, except as listed below. The selling shareholders are not broker-dealers or affiliates of broker-dealers to our knowledge. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder(1)	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold(4)(5)
Eurasian Capital Partners Limited (1)(6)	5,654,715 (2)	4,574,715 (3)	1,080,000 (7)	0%

        (1)  Geoffrey Long - has sole power to vote and dispose of the securities beneficially owned by Eurasian Capital Partners Limited.
    (2)  Includes: (i) 3,769,810 shares issuable upon conversion of senior secured convertible promissory notes; and (ii) 1,884,905 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share, and assumes conversion of all senior secured convertible promissory notes and exercise of all warrants and sale of all resulting shares of common stock
    (3)  Includes: (i) 3,049,810 shares issuable upon conversion of senior secured convertible promissory notes; and (ii) 1,524,905 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share, and assumes conversion of all senior secured convertible promissory notes and exercise of all warrants and sale of all resulting shares of common stock.
(4)  We do not know when or in what amounts the selling security holders may offer shares for sale. The stockholders may not sell any or all of the shares offered by this prospectus. Because the stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the stockholders.
(5)   Based on 48,688,520 shares of our common stock outstanding as of  February 22, 2011.
(6)  On November 18, 2009, we entered into a Note and Warrant Purchase Agreement with Eurasian Capital Partners Limited, whereby Eurasian Capital Partners Limited agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment.  The notes are due on November 18, 2012, or upon default, whichever is earlier, and bear interest at the annual rate of 8%.
    (7)  Includes: (i) 720 ,000 shares issuable upon conversion of senior secured convertible promissory notes; and (ii) 36 0,000 shares issuable upon the exercise of warrants with an exercise price of $1.00 per share, and assumes conversion of all senior secured convertible promissory notes and exercise of all warrants and sale of all resulting shares of common stock.

PLAN OF DISTRIBUTION

The offering by the selling shareholders may start as soon as this registration statement is declared effective. The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder.  The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder.  If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling security holders.

DESCRIPTION OF SECURITIES

Common Stock.   Our authorized capital stock consists of 300,000,000 common shares, par value $.001 per share.  On March 1, 2011 , there were 48,668,520 common shares issued and outstanding.

Our common stock is the only class of voting securities issued and outstanding.  Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution. Our Board of Directors’ ability to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, the Board of Directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Market Information.  Our common stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “ALME”. Since our change of business and name, our shares have only experienced trading activity since December 2009. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.73	$0.97
Second Quarter	$1.27	$0.90
Fiscal Year 2010
Third Quarter	$0.90	$0.50
Fourth Quarter	$2.47	$0.90

As of March 1 , 2011 , we also had outstanding warrants that were exercisable for approximately 1,884,905 shares of common stock.

Stock Split. In December 2009, we effected a 30-for-1 stock split of our common stock. All share numbers presented in this filing have been adjusted to reflect the stock split.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors.

Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Island Stock Transfer.  Its telephone number is (727) 289-0010.

Securities Authorized For Issuance Under Equity Compensation Plans. As of April 30, 2010, we had no compensation plans under which our equity securities were authorized for issuance.

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

MANAGEMENT

The following table sets forth information regarding our executive officer and director.

Name	Age	Position
Allan Millmaker	58	Chief Executive Officer, President, Director
Philip Mann	24	Chief Financial Officer, Secretary, Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Our Bylaws specify that we shall have at least two and not more than seven directors. The number of directors may be increased or decreased from time to time by the Board of Directors.

Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Allan Millmaker. Mr. Millmaker, our Chief Executive Officer, President and one of our directors since November 19, 2009, and has over thirty years of experience in the oil and gas industry. From 2005 to the present, Mr. Millmaker has worked as an independent project generator specializing in the development of quality oil and gas projects and oil service business ventures. From 2002 to 2005, Mr. Millmaker worked for Bluewater Offshore Production Systems (U.S.A.), Inc., one of Europe’s leading providers to the offshore oil industry, where he was responsible for operations in North and South America. Bluewater Offshore Production Systems, Inc. ("Bluewater"), specializes in the design, development, lease and operation of tanker-based production and storage systems, owns and operates a number of floating production storage and offloading systems, and provides single point mooring systems. Bluewater has working interest in oil and gas properties.  Mr. Millmaker was instrumental in acquiring oil and gas properties for Bluewater.

From 1995 to 2001, Mr. Millmaker worked for Navion ASA as Senior Vice President for the Floating Production Business. His division was responsible for developing business for the Multipurpose Shuttle Tankers and establishing Navion as a Floating Production Storage and Offloading (FPSO) supplier. During his tenure, Navion won contracts for the Navion Munin FPSO, operating at the Lufeng 22-1 field in the South China Sea and the Berge Hugin FPSO, which is producing at the Pierce field in the UK sector of the North Sea. From 1991 to 1995, he acted as an independent consultant for Kerr McGee in the UK on the Gryphon project and later for Shell on the Troll and Draugen projects.

From 1979 to 1986, he worked for Mobil Exploration Norway Inc.’s engineering team, helping to bring the Statfjord “A” wells on-stream, and later became Offshore Production Supervisor. In 1983, he joined Mobil’s operations team where he was Operations Superintendent for the Statfjord “A” platform and in 1986, Platform Manager for Statfjord “B” platform.  When the operatorship of the Statfjord field was transferred to Statoil, Mr. Millmaker accepted the offer to continue with Statoil and from 1987 was seconded to Shell as Deputy Project Manager on the Troll Phase 1 Project. In 1989 he joined Shell as Operations Manager on the Northwest Shelf Gas Project in Western Australia.

From 1974 to 1979, Mr. Millmaker served as a production engineer for British Petroleum (BP) in Abu Dhabi, where he worked in the production and drilling departments. He obtained a first class honors B.Sc. degree in Production Engineering and Management at the University of Strathclyde, Glasgow in 1974.

Mr. Millmaker’s long term of service in the oil and gas industry and his management skills exhibited, and experience obtained were material considerations that led the Board of the Directors to conclude that Mr. Millmaker should serve as a director of the Registrant. Mr. Millmaker is not an officer or director of any other reporting company.

Philip Mann. Mr. Mann has been our Chief Financial Officer, Secretary and one of our directors since November 19, 2009. Mr. Mann currently devotes approximately 40 to 50 hours per week to us. Mr. Mann has approximately five years of experience with companies in the oil and gas industry. From August 2008 to July 2009, Mr. Mann worked as an independent consultant, providing accounting and financial services to several public and private oil companies. From June to August 2008, Mr. Mann worked for Aker Floating Production ASA in Singapore working on the conversion of the Dhirubhai-1 Floating Production Storage and Offloading vessel as a member of the site team, where Mr. Mann’s role included commercial and accounting work related to overseeing and managing purchase orders and work order claims. Mr. Mann did not provide any other accounting and financial services to Aker Floating Production ASA . From 2006 to 2007, Mr. Mann worked for Capital Shipbrokers Ltd., a leading tanker broker, where Mr. Mann’s role was as a trainee and junior shipbroker. Mr. Mann did not provide financing and accounting services to Capital Shipbrokers Ltd. From July 2005 to the present, Mr. Mann has been working as a consultant for SMV Engineering Ltd. Mr. Mann’s role includes accounting and financial services, specifically financial planning and project costing and financing with the commercial department for the development of new projects with a focus on engineering, commissioning and project management of Floating Production Storage & Offloading vessels and Floating Storage & re-gasification units. He was awarded an International Baccalaureate Certificate from King William’s College, Isle of Man in 2004.

Mr. Mann’s experience and skill with companies in the oil and gas industry and his experience with project development, management and finance background were the material considerations that led the Board of Directors of the Registrant to conclude that Mr. Mann should serve as a director of the Registrant.

Mr. Mann is not an officer or director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the Board of Directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, directors receive no cash compensation.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

There are no family relationships among our directors or among our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1 , 2011 , by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 1, 2011 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after  March 1, 2011  are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of  March 1 , 2011, and after giving effect to the issuances described above, there were 48,668,520 shares of common stock issued and outstanding

Name and Address of Owner	Title Of Class	Amount of Shares Owned(1) And Nature Of Beneficial Owner	Percentage of Class (4)

Allan Millmaker 10497 Town and Country Way, Suite 820 Houston, Texas 77024	Common Stock	7,000,020 Shares (1) Chief Executive Officer, President, Director	14.38%

Philip Mann 10497 Town and Country Way, Suite 820 Houston, Texas 77024	Common Stock	3,000,000 Shares (2) Chief Financial Officer, Secretary, Director	6.16%

Alamo Oil Limited (3) 5 Spinnaker Close, Hedon Hull, United Kingdom HU12 8RE101	Common Stock	10,500,000 Shares Beneficial Owner	21.58%

All Executive Officers and Directors as a Group (2 persons)	Common Stock	10,000,020 Shares	20.89%

(1)	Includes 3,500,010 shares which are subject to the Vesting Agreement dated November 19, 2009.
(2)	Includes 1,500,000 shares which are subject to the Vesting Agreement dated November 19, 2009.
(3)	Michael Stott holds voting and dispositive power over the shares held by Alamo Oil Limited.
(4)	Percentage of beneficial ownership of our common stock is based on 48,668,520 shares of common stock outstanding as of the date of the table.

Changes in Control.  Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.   Our Articles of Incorporation and our Bylaws do not contain any other provisions which were included to delay, defer, discourage or prevent a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors, officers and persons owning more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC.  Based upon our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe all applicable filing requirements were complied with during the fiscal year ended April 30, 2010.

Corporate Governance.

Nominating Committee.   Our entire Board of Directors participates in consideration of director nominees. The Board will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer.  The Board of Directors will also evaluate whether the candidates' skills and experience are complementary to the existing Board of Directors' skills and experience as well as the Board’s need for operational, management, financial, international, technological or other expertise. The Board of Directors will interview candidates that meet the criteria and then select nominees that the Board believes best suit our needs.

The Board of Directors will consider qualified candidates suggested by stockholders for director nominations. Stockholders can suggest qualified candidates for director nominations by writing to our Corporate Secretary, at 10497 Town and Country Way, Suite 820, Houston, Texas 77024. Submissions that are received that meet the criteria described above will be forwarded to the Board of Directors for further review and consideration. The Board of Directors will not evaluate candidates proposed by stockholders any differently than other candidates.  There have been no material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors.

Compensation Committee.   The Board of Directors has no compensation committee.

Audit Committee.  Presently, our Board of Directors acts as the audit committee. During the next six to twelve months, we hope to establish a formal audit committee, which will be responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the independent auditor and any outside advisors engaged by the audit committee. We will adopt an audit committee charter when we establish the audit committee.

Audit Committee Financial Expert.  We do not have a board member who is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act. . We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not commenced operations, at the present time, we believe the services of a financial expert are not warranted.

Code of Ethics.  We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Director Independence.   None of our directors are deemed independent. Our directors also hold positions as officers.

ORGANIZATION WITHIN LAST FIVE YEARS

Transactions with Promoters.  Both Andrew Couvell and Sandy McDougall were our promoters and served as our initial officers and directors.  In March, 2006, we issued Andrew Couvell a total of 2,500,000 pre-split shares of our common stock in exchange for cash of $250.  In May 2006, we issued Sandy McDougall 2,500,000 pre-split shares of our common stock in exchange for cash of $250. There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-K.

BUSINESS
Item 1.  Description of Business.

Our Background. Alamo Energy Corp. (“Alamo,” “We” or the “Company”), formerly Green Irons Holdings Corp., was incorporated in the State of Nevada on March 29, 2006 as to conduct a business in the golfing industry. On November 18, 2009, we entered into an Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil (“Asset Purchase”).  Following the closing of the Asset Purchase Agreement and pursuant to an Agreement and Plan of Merger (the “Merger”), effective as of November 19, 2009, we merged our newly formed and wholly-owned subsidiary into us, pursuant to which we changed our name to Alamo Energy Corp.

As a result of the Asset Purchase, we changed management, entered the oil and gas business, and ceased all activity in our former business. We are focused on exploration, acquisition, development, production and sale of crude oil and natural gas primarily from exploration and production areas within North America and the United Kingdom. We are qualified to do business in the State of Texas as “Alamo Energy Corp.” We have not undergone bankruptcy, receivership, or any similar proceeding.

Our Business. We are an early stage oil and gas company led by an experienced management team and focused on exploration and production of oil and natural gas. Our business plan is to acquire oil and gas properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project to qualified interested parties.  Our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant upside. We currently have proved reserves in the State of Texas, where we own a seventy-five percent (75%) working interest in the Lozano Lease.

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells with proven reserves. All three wells have had recently completed workovers. For the period from September 2009 (inception) to October 2010, the current production rate for the Lozano well is approximately 113 barrels per month on net basis and 200 barrels per month on a gross basis. The production from the Lozano wells is mature and we believe the wells are likely to continue to produce with slow decline for the foreseeable future. We initially believed the wells would produce at least $30,000 in revenues per quarter for the initial twelve month period after we acquired the interest based on a guaranty by Trius Energy LLC (“Trius”), the operator of the Lozano lease. The $30,000 per quarter is not based on our working interest but rather is attributable to the guaranty by the operator. The guaranty is included in a letter agreement between Alamo Oil and Trius, which is attached hereto as Exhibit 10.41. However, no other written agreement exists between Alamo Oil and Trius. Therefore, we do not believe the guaranty is enforceable. We do not have a written operator’s agreement with Trius , which owns the remaining twenty -five percent (25%) working interest in the Lozano lease.

We also had received informal options to purchase other working interests in oil and gas leases in Texas, ranging from 30% to 100%. These options expired at various dates through March 2010.

Aimwell Agreement. In January 2010, we entered into a letter agreement with Aimwell Energy Limited, a corporation based in the United Kingdom (“Aimwell”), for the participation rights with regard to Aimwell’s license to operation certain oil and gas properties located on approximately 400 square kilometers in the United Kingdom.  Pursuant to the agreement and subject to regulatory approval, Aimwell assigned a 90% interest in the license to us in exchange for our payment of 1 pound sterling to Aimwell, whereby we will be named the operator of the assets subject to the license.  Aimwell will retain a 10% interest in the license, though we will pay Aimwell’s proportional costs of operating the license until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the license.  This brief description of the agreement is only a summary that discloses all materials terms of the agreement , which is filed as an exhibit to that Current Report on Form 8-K filed January 14, 2010. All of the assignments have been completed and we have become the operator of the assets. As of the date of this prospectus, no work on the properties has commenced.

Taylor TDS Five Well Program. In March 2010, we entered into an operating agreement ("Operating Agreement") with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of five wells in the Taylor TDS Five Well Program  ("Program") totaling approximately 55 gross acres located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. The operating agreement provides for our purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the operating agreement. Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 2% working interest and 1.5% net revenue interest per Unit purchased. Work on the wells in the Taylor TDS Five Well Program commenced in June 2010 but has not been completed as of date of this prospectus.

The Operating Agreement is subject to an Addendum (Operating Agreement Addendum), referencing the incorporation of the subscription agreement concerning the purchase of the participation rights set forth in the Operating Agreement.   The Operating Agreement Addendum sets forth the representation Boardman had met the escrow conditions as of September 12, 2009 such that the funds would be immediately available for use.

In conjunction with the Operating Agreement, we entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for our participation in the Operating Agreement, and made a cash payment to Third Coast in the amount of $303,986.  We purchased eight Units at the rate of $37,996 per Unit, or a total of $303,986, which means we own a 16% working interest and 12% net revenue interest in the Program . The Units have not been registered with any federal or state agency, and in accordance with applicable securities laws, may not be freely transferred except in accordance with such laws. This brief description of the operating agreement is only a summary that discloses all materials terms of the operating agreement, which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on March 9, 2010.

WEJCO Agreement. In April 2010, we entered into a participation agreement with WEJCO, Inc., located in Texas (“WEJCO”), to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well on approximately 453 gross acres in Brown County, Texas, in exchange for our cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to us.  The subject of the agreement is the Duffer Re-entry Prospect, Hubbard H-1 well, located in Brown County, Texas, and the project involves re-entering the well or drilling a substitute well if the re-entry fails.  The agreement also provides for us and WEJCO to enter into an operating agreement whereby WEJCO will be designated the operator of the well, but that we will receive an interest in the net revenue of the project, as set forth in an exhibit attached to the Agreement. This brief description of the operating agreement is only a summary that discloses all materials terms of the operating agreement,  which is attached as Exhibit 10.3 to our Current Report on Form 8-K filed on April 21, 2010. Work on the Hubbard H-1 well commenced in July 2010 but has not been completed as of date of this prospectus.

Recent Developments.

Valentine Agreement. In May 2010, we entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which we acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease before a payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4%).  This brief description of the participation agreement is only a summary that discloses all materials terms of the operating agreement, which is attached as Exhibit 10.1 to our Report on Form 8-K filed on May 20, 2010. Work on the Valentine #1 re-entry well commenced in June 2010 and production from natural flow has commenced as of August 2010.

Dillon Agreement. On August 4, 2010, we entered into a participation agreement with Allied, pursuant to which we acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease and a working interest and net revenue interest in the Dillon #1 re-entry Well. This well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $179,125 to earn in the Dillon #1 re-entry well and M. Dillon Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  The participation agreement also provides that we have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia, including, but not limited to, the well WVIC D-12 as described below .  This brief description of the participation agreement is only a summary that discloses all materials terms of the operating agreement, which is attached as Exhibit 10.1 to our Report on Form 8-K filed on August 5, 2010.

Amendment Agreement. On October 15, 2010, we entered into an amendment to the participation agreement (“Amendment Agreement”) with Allied, the practical effect of which is that we replaced our participation in the Dillon #1 well with participation in the Goose Creek #4 well in Ritchie County, West Virginia .  Specifically, the Amendment Agreement amended the following: (i) the Operating Agreement with respect to the Florence Valentine Lease, (ii) the Participation Agreement with respect to the reentry of the Dillon #1 well dated August 2, 2010, and (iii) the Joint Operating Agreement with respect to the M. Dillon Lease in Ritchie County, West Virginia dated August 2, 2010.  The Amendment amends the Valentine JOA and the Dillon JOA to include Exhibit C which provides the accounting procedures for the operations.  The Amendment also amends the Participation Agreement by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek #4 well (API #47-082-06942) in Ritchie County, West Virginia.  The Amendment also amends the Dillon JOA by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek well #4 (API #47-082-06942). The Amendment also amends the Participation Agreement and the Dillon JOA to delete the Exhibit A to those agreements and replace it with the Exhibit A attached to the Amendment as Appendix 2. This brief description of the Amendment is only a summary that discloses all materials terms of the operating agreement  which is attached as Exhibit 10.1 to our Report on Form 8-K filed on October 7, 2010. This Goose Creek #4  well is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.   Work to re-complete the Goose Creek #4 well began in January, 2011 . As of date of this prospectus, production has commenced on Goose Creek #4 well.

On December 15, 2010, we exercised an option to participate in the recompletion of the well WVIC D-12 with Allied, pursuant to the Participation Agreement with Allied, as amended in the Amendment Agreement on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia. Allied is the operator of the project with full control of all operations.  We are obligated to pay the total drilling and completion costs of $157,575 to earn in the well WVIC D-12 and Eco Forrest Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  Preparatory work completion of an 8,000bbl containment pit, installation of two 100bbl oil storage tanks and delivery of 3,000 ft of production tubing and rods has begun on the well WVIC D-12.

Berry Agreement. On September 3, 2010, we entered into a Subscription Agreement (the “Sub Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled on approximately 300 acres in North Central, Pickett County, Tennessee, in exchange for our cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee.  The Sub Agreement also provides for Berry and us to enter into an operating agreement whereby Berry will be designated the operator of the well.  This brief description of the Sub Agreement is only a summary that discloses all materials terms of the operating agreement , which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2010. Work on the Berry Prospect commenced in September 2010 but has not been completed as of date of this prospectus.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, appraisal drilling and development. We are focused on the acquisition, appraisal development and exploitation of oil properties.  We are also searching for possible joint-ventures and new prospects that fit our strategic focus.

Competition. We compete with other companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas companies for available resources, including, but not limited to, professional exploration and production, geological and engineering personnel services and supplies, for the drilling completion and production of hydrocarbon resources.

Intellectual Property. We do not presently own any copyrights, patents or trademarks. We own the Internet domain name www.alamoenergycorp.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Governmental Regulation. Our oil and gas operations are subject to various federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws, for remediation of existing environmental contamination and for plugging and reclamation of our oil and gas exploration property. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees. As of  March 1 , 2011 , we have two employees, with no significant employees other than our officers and directors. We plan to outsource independent consultant engineers and geologists on a part time basis to conduct the work programs on our mineral properties in order to carry out our plan of operations.

Advisory Agreement. On October 18, 2010, we entered into an advisory board member agreement (the “Advisory Agreement”) with Richard Edmonson (the “Advisor”). Pursuant to the Advisory Agreement, the Advisor will provide the following advisory services: (i) facilitating introductions between the Company and potential partners, suppliers, customers and investors; (ii) providing opinions to assist the Company in identifying and recruiting potential technical, strategic and other partners or individuals; (iii) apprising the Company of technological, competitive and other changes and developments that Advisor may be aware of; and (iv) contributing in other advisory roles as deemed appropriate. The Advisory Agreement may be terminated at any time upon written notice by either the Advisor or the Company.  The Advisory Agreement provides, among other things, that (i) the Advisor shall be available by phone and occasionally in person but at a minimum of four (4) times a year for advisory board meetings with our Board of Directors and executive officers and to provide strategic consulting services and (ii) the Advisor will be entitled to a fee of $1,000 for the preparation and attendance of each advisory board meeting.  We also agreed to issue Advisor 100,000 shares of our common stock subject to certain vesting provisions and other terms and conditions of the Advisory Agreement. We also agreed to pay for or reimburse Advisor for certain expenses incurred by the Advisor in connection with the services provided by the Advisor under the Advisory Agreement. This brief description of the Advisory Agreement is only a summary that discloses all materials terms of the operating agreement, which is attached as  Exhibit 10.1 to our Current Report on Form 8-K filed on October 22, 2010.

Facilities. Our executive offices are located at 10497 Town and Country Way, Suite 820, Houston, Texas 77024, where we occupy approximately 305 square feet of office space. We sublease our offices from Allan Millmaker in exchange for $500 per month on a month to month basis.

We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space.

Internet Website. Our Internet website, which is located at www.alamoenergycorp.com, describes each of our oil and gas projects, our management and provides additional information regarding our industry.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

Overview.  Alamo Energy Corp. (“Alamo,” “We” or the “Company”), formerly Green Irons Holdings Corp. (“Green Irons”), was incorporated in the State of Nevada on March 29, 2006 as to conduct a business in the golfing industry. On November 18, 2009, we entered into an Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil (“Asset Purchase”).  The transaction contemplated under the Asset Purchase Agreement was deemed to be a reverse acquisition, where Green Irons (the legal acquirer) is considered the accounting acquiree and Alamo Oil (the legal acquiree) is considered the accounting acquirer.  Green Irons is deemed a continuation of the business of Alamo Oil, and the historical financial statements of Alamo Oil became the historical financial statements of Green Irons.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended April 30, 2010 together with notes thereto in this Registration Statement on Form S-1 and our financial statements for the three months ended October 31, 2010 together with notes thereto. In addition these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements including in this Registration Statement on Form S-1.

For the three months ended October 31, 2010, as compared to the period from September 1, 2009 (inception) through October 31, 2009.

Results of Operations.

Revenues. We had oil revenues of $38,594 for the three months ended October 31, 2010, as compared to oil revenues of $12,446 for the period from September 1, 2009 (inception) through October 31, 2009.  Those revenues were generated from our interest in the Lozano lease in Texas. We had expected to generate greater revenues from the Lozano lease. However, multiple wells required maintenance resulting in significant production downtime and decreased lease revenues for the three month period ended October 31, 2010. We are currently evaluating several options including change of operator to improve production figures.

To implement our business plan during the next twelve months, we need to generate increased revenues from the Lozano lease and other interests. Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues. If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Costs and Expenses. For the three months ended October 31, 2010, our total operating costs and expenses were $190,486, which is primarily comprised of production costs of $23,993, wage related expenses of $45,566, professional fees of $61,457 and general and administrative expenses of $53,701. By comparison, our total operating costs and expenses were $61,027 for the period from September 1, 2009 (inception) through October 31, 2009.

We expect that our future monthly operating expenses for fiscal year 2010 will be similar to our current expense levels, plus additional direct costs relating to newly acquired interests.  We will continue to incur significant general and administrative expenses, but expect to generate increased revenues after further developing our business.

Operating Loss.   For the three months ended October 31, 2010, our total loss from operations was $151,892, as compared to a total loss from operations of $48,581 for the period from September 1, 2009 (inception) through October 31, 2009. We expect that we will continue to generate operating losses for the foreseeable future.

Other Expenses.  For the three months ended October 31, 2010, our total other expenses were $158,170, which was comprised of interest expense of $31,232 and debt discount amortization of $126,938.  The total other expenses is attributed to the interest expense and debt discount which resulted from the senior secured convertible promissory note financing.

Net Loss.  For the three months ended October 31, 2010, our net loss was $310,062, as compared to a net loss of $48,581 for the period from September 1, 2009 (inception) through October 31, 2009.  We hope to generate additional revenues from our projects to cover out operating costs, which will reduce our net loss in the future.  We cannot guaranty that we will be able to generate additional revenues or, if that we do generate additional revenues, that such increased revenues will reduce our net loss in future periods.

For the six months ended October 31, 2010, as compared to the period from September 1, 2009 (inception) through October 31, 2009.

Results of Operations.

Revenues.  We had oil revenues of $49,955 for the six months ended October 31, 2010,  as compared to oil revenues of $12,446 for the period from September 1, 2009 (inception) through October 31, 2009.  Those revenues were generated from our interest in the Lozano lease in Texas. We had expected to generate greater revenues from the Lozano lease. However, multiple wells required maintenance resulting in significant production downtime and decreased lease revenues for the six month period ended October 31, 2010. We are currently evaluating several options including change of operator to improve production figures.

To implement our business plan during the next twelve months, we need to generate increased revenues from the Lozano lease and other interests.  Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues.  If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Costs and Expenses.  For the six months ended October 31, 2010, our total operating costs and expenses were $287,937, which is primarily comprised of production costs of $25,886, wage related expenses of $86,402, professional fees of $82,887 and general and administrative expenses of $80,533. By comparison, our total operating costs and expenses were $48,581 for the period from September 1, 2009 (inception) through October 31, 2009.

We expect that our future monthly operating expenses for fiscal year 2010 will be similar to our current expense levels, plus additional direct costs relating to newly acquired interests.  We will continue to incur significant general and administrative expenses, but expect to generate increased revenues after further developing our business.

Operating Loss.   For the six months ended October 31, 2010, our total loss from operations was $237,982, as compared to a total loss from operations of $48,581 for the period from September 1, 2009 (inception) through October 31, 2009. We expect that we will continue to generate operating losses for the foreseeable future.

Other Expenses.  For the six months ended October 31, 2010, our total other expenses were $230,903, which was comprised of interest expense of $53,049 and debt discount amortization of $177,854.  The total other expenses is attributed to the interest expense and debt discount which resulted from the senior secured convertible promissory note financing.

Net Loss.  For the six months ended October 31, 2010, our net loss was $468,885, as compared to a net loss of $48,581 for the period from September 1, 2009 (inception) through October 31, 2009.  We hope to generate additional revenues from our projects to cover out operating costs, which will reduce our net loss if future.  We cannot guaranty that we will be able to generate additional revenues or, if that we do generate additional revenues, that such increased revenues will reduce our net loss in future periods.

For the Period of Inception (September 1, 2009) through April 30, 2010.

Results of Operations.

Revenues. We had oil revenues of $65,431 for the period of inception (September 1, 2009) through April 30, 2010. Those revenues were generated from our interest in the Lozano lease in Texas. We had expected to generate greater revenues from the Lozano lease. However, multiple wells required maintenance resulting in significant production downtime and decreased lease revenues for the three month period ended April 30, 2010. We expect that lease revenues from the Lozano lease will continue with slow decline for the foreseeable future.

To implement our business plan during the next twelve months, we need to generate increased revenues from the Lozano lease and our other interests. Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues. If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

Operating Costs and Expenses. For the period of inception (September 1, 2009) through April 30, 2010, our total operating costs and expenses were $456,946, which is primarily attributable to production costs of $17,718, professional fees of $233,863, wage related expenses of $73,768, and general and administrative expenses of $116,911.

Barring any additional overhead related to additional acquisitions, we expect that our future monthly operating expenses for 2010 will be similar to our current expense levels, plus additional direct costs relating to newly acquired interests. We will continue to incur significant general and administrative expenses, but expect to generate increased revenues after further developing our business.

Operating Loss.   For the period of inception (September 1, 2009) through April 30, 2010, our total loss from operations was $391,515. We expect that we will continue to generate operating losses for the foreseeable future.

Other Expenses. For the period of inception (September 1, 2009) through April 30, 2010, our total other expenses were $110,747, which was comprised of interest expense of $18,768 and interest expense – debt discount amortization of $91,979.  The total other expenses is attributed to the interest expense and debt discount which resulted from the senior secured convertible promissory note financing that we closed in November 2009.

Net Loss.  For the year ended April 30, 2010, our net loss was $502,262.  We hope to generate additional revenues from our projects to cover out operating costs, which will reduce our net loss if future.  We cannot guaranty that we will be able to generate additional revenues or, if that we do generate additional revenues, that such increased revenues will reduce our net loss in future periods.

Financial Condition, Liquidity and Capital Resources. We had cash of $3,053, accounts receivable of $4000 and prepaid expense of $15,712 as of October 31, 2010, making our total current assets $22,765.  We also had $1,185,772 in property and equipment, which consists of oil and gas properties of $1,180,586 and office furniture and equipment of $5,296, net of accumulated depreciation, depletion and amortization of $16,662.  Therefore, our total assets as of that date were $1,208,537. Our total liabilities were $593,714 as of October 31, 2010.  This was comprised of total current liabilities of $159,911, represented by accounts payable and accrued expenses of $88,137 and accrued interest of $71,774.  We had total long-term liabilities of $433,803, represented by a senior secured convertible promissory note, net of discount of $1,091,102.  We had no other liabilities and no long term commitments or contingencies as of October 31, 2010.

In April 2010, we entered into a participation agreement with WEJCO, to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well in Brown County, Texas, in exchange for our cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to us. We expect to make future payments to WEJCO of our proportional share of the drilling and completion costs in the project, which will affect our liquidity.

In May 2010, we entered into a participation agreement with Allied, pursuant to which we acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. We paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease before a payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4%). We are not obligated to make any future payments of our proportional share of drilling and completion costs in the project. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the overrun.

On August 4, 2010, we entered into a participation agreement with Allied, pursuant to which we acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease and a working interest and net revenue interest in the Dillon #1 re-entry well. This well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $179,125 to earn in the Dillon #1 re-entry well and M. Dillon Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%). We are not obligated to make any future payments of our proportional share of drilling and completion costs in the project. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the overrun.

On September 3, 2010, we entered into the Sub Agreement with Berry to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled in North Central, Pickett County, Tennessee, in exchange for our cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee. We are not obligated to make any future payments of our proportional share of drilling and completion costs in the project. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the overrun.

On November 18, 2009, we entered into a note and warrant purchase agreement with one investor, whereby the investor agreed to lend up to $2,000,000 to us in multiple installments in exchange for senior secured convertible promissory notes with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment. The notes are due on November 18, 2012, or upon default, whichever is earlier, and bear interest at the annual rate of 8%.The first installment of $334,905 was delivered on November 18, 2009, and we issued 334,905 warrants to the investor in connection with the first installment. The agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount.

On February 5, 2010, we entered into a senior secured convertible promissory note with that investor in exchange for $80,000 pursuant the above agreement.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, this investor also received warrants to purchase 80,000 shares of our common stock at a purchase price of $1.00 per share. These warrants expire five years from the date of the investment.

On March 4, 2010, we entered into a senior secured convertible promissory note with that investor in exchange for $300,000 pursuant to a financing agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 300,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.

On March 25, 2010, we entered into a senior secured convertible promissory note with that investor in exchange for $100,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 100,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.

On April 15, 2010, we entered into a senior secured convertible promissory note with that investor in exchange for $250,000.  This note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 250,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.

On July 22, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $175,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the Note, the investor also received warrants to purchase 175,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.

On August 12, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $25,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the Note, the investor also received warrants to purchase 25,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.

On August 18, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $150,000 pursuant to the Financing Agreement.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 150,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.

On September 7, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $70,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 70,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.

On September 24, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $40,000. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 40,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

As of October 31, 2010, we had cash of $3,053. We estimate that our cash on hand will not be sufficient for us to continue our current operations for the next twelve months. We will also need additional cash to expand our operations. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could differ as a result of a number of factors. In addition to generating revenues from our current operations, we will need to raise additional capital to expand our operations to the point at which we are able to operate profitably.

We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts.

During the fiscal year ending 2011, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity. We also expect to make future payments related to certain of our oil and gas projects as discussed above. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company and future payments related to certain of our oil and gas projects, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We are not currently conducting any research and development activities.  We do not anticipate conducting such activities in the near future. In the event that we expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Facilities. Our executive offices are located at 10497 Town and Country Way, Suite 820, Houston, Texas 77024, where we occupy approximately 305 square feet of office. We sublease our offices from Allan Millmaker in exchange for $500 per month on a month to month basis. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space.

We have the following oil and gas properties in connection with our principal business activities:

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells with proven reserves. All three wells have had recently completed workovers. For the period from September 2009 (inception) to October 2010 , the current production rate for the Lozano well is approximately 113 barrels per month on net basis and 200 barrels per month on a gross basis . The average sales price per barrel was  $71.80 during that period from the September 2009 (inception) to October 2010. The average monthly operating expenses were approximately $3,866 on  a net basis and $5,155 on a gross basis during that fourteen month period from September 2009 (inception) to October 2010 . The production from the Lozano wells is mature and we believe the wells are likely to continue to produce with slow decline for the foreseeable future. We initially believed the wells would produce at least $30,000 in revenues per quarter for the initial twelve month period after we acquired the interest based on a guaranty by Trius Energy LLC (“Trius”), the operator of the Lozano lease. The $30,000 per quarter is not based on our working interest but rather is attributable to the guaranty by the operator. The guaranty is included in a letter agreement between Alamo Oil and Trius, which is attached hereto as Exhibit 10.41. However, no other written agreement exists between Alamo Oil and Trius. Therefore, we do not believe the guaranty is enforceable. We do not have a written operator’s agreement with Trius, which owns the remaining twenty-five percent (25%) working interest in the Lozano Lease. The Lozano Lease has potential for production enhancement from the existing wells and also additional infill drilling on the lease. Further review and appraisal of the production performance and assessment of the remaining recoverable resources is required to address this potential.

We also had received informal options to purchase other working interests in oil and gas leases in Texas, ranging from 30% to 100%. These options expired at various dates through March 2010.

Aimwell Agreement. As reported on our Report on Form 8-K filed on January 14, 2010, we entered into a letter agreement with Aimwell Energy Limited, a corporation based in the United Kingdom (“Aimwell”), for the participation rights with regard to Aimwell’s license to operation certain oil and gas properties located on approximately 400 square kilometers in the United Kingdom.  Pursuant to the agreement and subject to regulatory approval, Aimwell assigned a 90% interest in the license to us in exchange for our payment of 1 pound sterling to Aimwell, whereby we will be named the operator of the assets subject to the license.  Aimwell will retain a 10% interest in the license, though we will pay Aimwell’s proportional costs of operating the license until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the license.  This brief description of the agreement is only a summary that discloses all material terms of the agreement , which is filed as an exhibit to that Report on Form 8-K filed January 14, 2010. All of the assignments have been completed and we have become the operator of the assets. As of date of this prospectus, no work on the properties has commenced.

Taylor TDS Five Well Program. As reported on our Report on Form 8-K filed on March 9, 2010, we entered into an operating agreement with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of five wells in the Taylor TDS Five Well Program ("Program") totaling approximately 55 gross acres located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development. Boardman is the operator of the project with full control of all operations. The operating agreement provides for our purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the operating agreement. Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 2% working interest and 1.5% net revenue interest per Unit purchased. We purchased eight Units in exchange for $303,968, or $37,996 per Unit, which means we own a 16% working interest and 12% net revenue interest in the Program.  This brief description of the operating agreement is only a summary that discloses all material terms of the operating agreement, which is  attached as Exhibit 10.1 to that Report on Form 8-K filed on March 9, 2010. Work on the wells in the Taylor TDS Five Well Program commenced in June 2010 but has not been completed as of date of this prospectus.

WEJCO Agreement. As reported on our Report on Form 8-K filed on April 21, 2010, on April 16, 2010, we entered into a participation agreement with WEJCO, Inc., located in Texas (“WEJCO”), to acquire participation rights in WEJCO’s working interest in oil, gas and mineral leases represented by a leasehold estate and well on approximately 453 gross acres in Brown County, Texas, in exchange for our cash payment of $18,050 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,050 represents twenty percent (20%) of the total $90,250 cost of the geologic, land and seismic costs attributed to the well project in exchange for an assignment of WEJCO’s interest in the project to us.  The subject of the agreement is the Duffer Re-entry Prospect, Hubbard H-1 well, located in Brown County, Texas, and the project involves re-entering the well or drilling a substitute well if the re-entry fails.  The Agreement also provides for us and WEJCO to enter into an operating agreement whereby WEJCO will be designated the operator of the well, but that we will receive an interest in the net revenue of the project, as set forth in an exhibit attached to the agreement.  This brief description of the agreement is only a summary that discloses all material terms of the agreement, which is  attached as Exhibit 10.3 to that Report on Form 8-K filed on April 21, 2010. Work on the Hubbard H-1 well commenced in July 2010 but has not been completed as of date of this prospectus.

Valentine Agreement. In May 2010, we entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which we acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well. This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease a before payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4%).  This brief description of the participation agreement is only a summary that discloses all material terms of the participation agreement, which is attached as Exhibit 10.1 to our Report on Form 8-K filed on May 20, 2010. Work on the Valentine #1 re-entry well commenced in June 2010 and production from natural flow has commenced as of August 2010.

Dillon Agreement. On August 4, 2010, we entered into a participation agreement with Allied, which the Registrant acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease and a working interest and net revenue interest in the Dillon #1 re-entry Well. This well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. We paid the total drilling and completion costs of $179,125 to earn in the Dillon #1 re-entry well and M. Dillon Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  The participation agreement also provides that we have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia , including, but not limited to, the well WVIC D-12 as described below.   This brief description of the participation agreement is only a summary that discloses all material terms of the participation agreement, which is attached as Exhibit 10.1 to our Report on Form 8-K filed on August 5, 2010.

On October 15, 2010, we entered into an amendment to the participation agreements (“Amendment Agreement”) with Allied regarding the Dillon and Valentine Agreements , the practical effect of which is that we replaced our participation in the Dillon #1 well with participation in the Goose Creek #4 well in the Ritchie County, West Virginia.  Specifically, the Amendment Agreement amended the following: (i) the Operating Agreement with respect to the Florence Valentine Lease, (ii) the Participation Agreement with respect to the reentry of the Dillon #1 well dated August 2, 2010, and (iii) the Joint Operating Agreement with respect to the M. Dillon Lease in Ritchie County, West Virginia dated August 2, 2010.  The Amendment amends the Valentine JOA and the Dillon JOA to include Exhibit C which provides the accounting procedures for the operations.  The Amendment also amends the Participation Agreement by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek #4 well (API #47-082-06942) in Ritchie County, West Virginia.  The Amendment also amends the Dillon JOA by replacing all references of the Dillon #1 well in Pleasant County, West Virginia, to the Goose Creek well #4 (API #47-082-06942). The Amendment also amends the Participation Agreement and the Dillon JOA to delete the Exhibit A to those agreements and replace it with the Exhibit A attached to the Amendment as Appendix 2. This brief description of the Amendment is only a summary that discloses all material terms of the  Amendment, which is attached as Exhibit 10.2 to our Report on Form 8-K filed on October 7, 2010. This Goose Creek #4 well is located on approximately 493 acres in Ritchie County, West Virginia.   Work to re-complete the Goose Creek #4 well began in January, 2011 .  As of date of this prospectus, production has commenced on the Goose Creek #4 well.

On December 15, 2010, we exercised an option to participate in the recompletion of the well WVIC D-12 with Allied, pursuant to the Participation Agreement with Allied, as amended in the Amendment Agreement on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia. Allied is the operator of the project with full control of all operations. We are obligated to pay the total drilling and completion costs of $157,575 to earn in the well WVIC D-12 and Eco Forrest Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  Preparatory work completion of an 8,000bbl containment pit, installation of two 100bbl oil storage tanks and delivery of 3,000 ft of production tubing and rods has begun on the well WVIC D-12.

Berry Agreement. On September 3, 2010, we entered into a Subscription Agreement (the “Sub Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled on approximately 300 acres North Central, Pickett County, Tennessee, in exchange for our cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee.  The Sub Agreement also provides for Berry and us to enter into an operating agreement whereby Berry will be designated the operator of the well.  This brief description of the Sub Agreement is only a summary that discloses all material terms of the Sub Agreement, which is a ttached as Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2010. Work on the Berry Prospect commenced in September 2010 but has not been completed as of date of this prospectus.

Company Reserve Estimates.

Our proved reserve information as of April 30, 2010 was estimated by Nova Resource, Inc. (“Nova”), independent petroleum engineers.  In accordance with SEC guidelines, Nova’s estimates of future net revenues from our properties, and the PV-10 and standardized measure thereof, were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the period May 2009 through April 2010, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

The technical person at Nova is responsible for preparing the reserves estimates presented herein and meets the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Allan Millmaker, our officer and director, acted as the liaison with the technical person at Nova.  Mr. Millmaker's technical qualifications are described in the section entitled Management in this prospectus.

Reserve Technologies. Proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. To achieve reasonable certainty, Nova employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available down well and production data, seismic data, well test data.

Oil and Gas Reserve Information (Unaudited). The following reserve quantities and future net cash flow information for our proved reserves located in the State of Texas in the United States have been estimated as of April 30, 2010. We did not have any proved reserves in the State of Texas at April 30, 2009. The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

Summary of Oil and Gas Reserves as of Fiscal-Year End Based on Average Fiscal-Year Prices
		Present Worth
Reserves Category	Oil(Bbls)	at 10%
Proved
Developed:
United States – Texas	8,804	$$219,953
Undeveloped:
United States – Texas	7,205	$108,773
Total Proved	16,009	$$328,686

Reserve Quantities
Oil
Bbls
Proved Developed Reserves
Balance, September 1, 2009 (inception)	-
Extensions and discoveries	-
Purchases	10,462
Production	(1,658)

Balance, April 30, 2010	8,804

Proved Undeveloped Reserves Balance April 30, 2010	7,205

During the period from inception (September 1, 2009) through April 30, 2010, the Company acquired an estimated 7,205 bbls of proved undeveloped net oil reserves in place in connection with the Company’s purchase of the Lozano lease in Frio County, Texas of approximately 82.5 net acres consisting of four (4) wells.  None of the proved undeveloped oil reserves were converted during the period ended April 30, 2010 as the Company is reviewing the production performance and assessment of the remaining recoverable resources.  In addition, there were no proved undeveloped reserves over five (5) years.

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average and were held constant throughout the life of the properties. The oil price used as of April 30, 2010 was $68.14 per bbl of oil. Future production costs are based on year-end costs and include severance and ad valorem taxes . Each property that is leased by us is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount rate.

Standardized Measure of Discounted Future Net Cash Flows
April 30, 2010
Future cash flows	$965,060
Future production and development costs	(428,314)
Future income taxes	-
Future net cash flows before discount	536,746
10% discount to present value	(208,060)
Standardized measure of discounted future net cash flows	$328,686

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of April 30, 2010, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero.

Changes in the Standardized Measure of Discounted Future Net Cash Flows

	April 30, 2010
Standardized measure of discounted future net cash flows at September 1, 2009 (inception)	$	---
Purchases of reserves in place		370,540
Extensions and discoveries, net of future production and development costs		---
Sales of oil and gas produced, net of production costs		(41,854)
Net change in income taxes		---
Standardized measure of discounted future net cash flows at April 30, 2010		$328,686

The information required by Items 1204 to 1208 of Regulation S-K are provided as follows:

Production

For the period from inception (September 1, 2009) through April 30, 2010, we only had production from our interest in the Lozano lease located in Frio County, Texas.  During For the period from inception (September 1, 2009) through April 30, 2010, we produced approximately 932 barrels on a net basis. Based on the net production for the period from inception (September 1, 2009) through April 30, 2010, our average sales price per barrel was $70.20 on a net basis and the average production cost per barrel was $25.30 on a net basis.

Drilling Activity. During the period from inception (September 1, 2009) through April 30, 2010, we did not participate of conduct and drilling activity in Texas or Kentucky.

Delivery Commitments. We are not obligated to provide a fixed and determinable quantity of oil or gas in the near future under existing contracts or agreements in Texas or Kentucky.

Gross and Net Productive Wells.
		September 1, 2009 (Inception) through April 30, 2010
		Oil		Gas
		Gross	Net	Gross	Net
United States –
Texas		3	2.25	-	-
Kentucky		-	-	-	-
	Total gross and net productive wells	3	2.25	-	-

Gross and Net Developed Acreage.
		September 1, 2009 (Inception) through April 30, 2010
		Oil		Gas
		Gross	Net	Gross	Net
United States –
Texas		110	83	-	-
Kentucky		-	-	-	-
	Total gross and net developed acreage	110	83	-	-

Gross and Net Undeveloped Acreage.
		September 1, 2009 (Inception) through April 30, 2010
		Oil		Gas
		Gross	Net	Gross	Net
United States –
Texas		453	91	-	-
Kentucky		55	9	-	-
	Total gross and net undeveloped acreage	508	100	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no material relationships between the Company and our directors and executive officers other than the transactions and relationships described below, or contemplated in the Asset Purchase Agreement.

Employment Agreements. On November 19, 2009, we entered into an executive employment agreement with Allan Millmaker, our Chief Executive Officer, President and a director (“Millmaker Agreement”).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as our President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by $1,000 after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Millmaker Agreement is only a summary that discloses all material terms of the Millmaker Agreement, which is attached a s Exhibit 10.1 to our Report on Form 8-K filed on November 24, 2009.

On November 19, 2009, we entered into an executive employment agreement with Philip Mann (“Mann Agreement”).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as our Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by $500 after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Mann Agreement is only a summary that discloses all material terms of the Mann Agreement , which is attached as  Exhibit 10.2 filed with our Report on Form 8-K filed on November 24, 2009.

Lock-Up Agreements.  We entered into lock-up agreements (“Lock-Up Agreements”) with each of our officers and directors pursuant to which such holders are not permitted to dispose of any of their securities in the Company for a period of one year.   This brief description of the Lock-Up Agreements is only a summary that discloses all material terms of the Lock-Up Agreements , which is attached as Exhibit 10.3 and 10.4 to our Report on Form 8-K filed on November 24, 2009.

Vesting Agreements. On November 19, 2009, we entered into vesting agreements (“Vesting Agreements”) with each of our officers and directors pursuant to which such holders’ shares are subject to vesting based on milestones being completed by each of our of officers and directors.

Pursuant to the Vesting Agreements, Allan Millmaker agreed to have 3,500,010 shares ("Millmaker Reserved Shares") of the 7,000,020 shares he owns of our common stock to be subject to vesting for a 24-month period. The Millmaker Reserved Shares shall be subject to forfeiture until the occurrence of either of the following conditions set forth below (each, a "Vesting Event"). A Vesting Event shall be deemed to have occurred if, prior to the end of the 24-month period, either of the following conditions shall have been satisfied: (i) our revenues for any fiscal quarter ending after November 19, 2009, increase by one hundred percent (100%) as compared to revenues for any previous fiscal quarter ending after November 19, 2009; (ii) our proved reserves for any fiscal quarter ending after November 19, 2009 increase by one hundred percent (100%) as compared to proved reserves for any previous fiscal quarter ending after November 19, 2009; or (iii) Millmaker presents three (3) acquisition opportunities to our Board of Directors in each of the next three quarters after November 19, 2009, and for the fourth quarter after November 19, 2009 our revenue, proved reserves or exploration acreage increase by one hundred percent (100%) as compared to proved revenue, proved reserves or exploration acreage for any previous fiscal quarter ending after November 19, 2009.

Pursuant to the Vesting Agreements, Philip Mann agreed to have 1,500,000 shares (“Mann Reserved Shares”) of the 3,000,000 shares he owns of our common stock to be subject to vesting for a 16-month period. The Mann Reserved Shares shall be subject to forfeiture until the occurrence of the condition set forth below ("Vesting Event"). The Vesting Event shall be deemed to have occurred if, prior to the end of the 16-month period, we have filed all of our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K on a timely basis.

This brief description of the Vesting Agreements is only a summary that discloses all material terms of the Vesting Agreements, which are  attached as Exhibit 10.5 and 10.6 to our Report on Form 8-K filed on November 24, 2009.

Office Space.  Our executive offices are located at 10497 Town and Country Way, Suite 820, Houston, Texas 77024, where we occupy approximately 305 square feet of office. We sublease our offices from Allan Millmaker, our Chief Executive Officer, President and a director, in exchange for $500 per month on a month to month basis.

Alamo Oil used office space provided by Michael Stott at no charge during the period from September 1, 2009 (Inception) to September 30, 2009. The estimated fair market value of that office space was approximately $350 and was treated as donated capital by Mr. Stott.

Other Transactions.  Upon the closing of the Asset Purchase, Sandy McDougall, a director and former officer of Green Irons agreed to cancel 4,616,666 shares of our common stock that he owned, in exchange for $61,073.00. Mr. McDougall also agreed to forgive any debt due to him by the Company. The Repurchase Agreement is attached as Exhibit 10.7 to our Report on Form 8-K filed on November 24, 2009.

As of April 30, 2008, we had notes payable to a former officer, Andrew Couvell, totaling $34,413.  During May 2008, we repaid Mr. Couvell $20,000, leaving a balance of $14,413 at April 30, 2009. Mr. Couvell agreed to forgive the remaining portion of those notes pursuant a release that he executed on November 18, 2009.

As of April 30, 2009, we had a note payable to our sole officer and director, Sandy McDougall, totaling $7,100. The notes were unsecured, due upon demand and have been imputing interest at the rate of 10% per annum.  For the years ended April 30, 2009 and 2008, the former officer and the director elected to contribute all of the $1,672 and $3,441, respectively, of imputed interest to additional paid in capital. Mr. McDougall agreed to forgive the remaining portion of that note pursuant to the Repurchase Agreement and a release that he executed on November 18, 2009.

For the years ended April 30, 2009 and 2008, Mr. Sandy McDougall, our sole officer and director, contributed $4,808 and $4,808, respectively, of accrued salary to capital, which represents an annual salary based on 200 hours worked per year at $50,000 per year.

In March, 2006, we issued a total of 5,000,000 pre-split shares of restricted common stock to Andrew Couvell, our president at the time, in consideration of $500 cash. In May, 2006, Andrew Couvell sold 2,500,000 pre-split shares of his common stock to Mr. Sandy McDougall, in consideration for $250 cash. In August, 2006, Andrew Couvell sold his remaining 2,500,000 pre-split shares of common stock to Mr. Sandy McDougall, in consideration for $250 cash.

Director Independence. We do not have any independent directors.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transactions, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

• disclose such transactions in prospectuses where required;
• disclose in any and all filings with the Securities and Exchange Commission, where required;
• obtain disinterested directors consent; and
• obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Reports to Shareholders. We are a reporting company with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board and OTCQB under the symbol “ALME.”  Shares of our common stock have only been thinly traded since December 22, 2009, when our stock first became eligible for quotation.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.73	$0.97
Second Quarter	$1.27	$0.90
Fiscal Year 2010
Third Quarter	$0.90	$0.50
Fourth Quarter	$2.47	$0.90

The approximate number of stockholders of record at March 1 , 2011 was six .  The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

As of March 1, 2011, we have outstanding warrants that were exercisable for approximately 1,884,905 shares of common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. Other than those shares being registered by means of this Registration Statement, there are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Recent sales of unregistered securities. There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On November 18, 2009, we completed the acquisition of certain assets from Alamo Oil pursuant to the Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil.  In connection with the Asset Purchase Agreement, we issued 350,000 shares of our common stock to Alamo Oil, which became 10,500,000 shares after the 30 for 1 forward split that occurred in December 2009. Those shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

In connection with the Asset Purchase Agreement, on November 18, 2009, we entered into a note and warrant purchase agreement with one investor pursuant to which the investor agreed to lend up to $2,000,000 to us in multiple installments in exchange for a senior secured convertible promissory note with a conversion price of $0.50 per share and three-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment. The first installment of $334,905 was delivered on the closing date and we issued 334,905 warrants to the in connection with that installment. The note and warrant purchase agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

We are obligated to register the shares of common stock underlying the note and the shares of common stock underlying the warrants for resale as described in our Report on Form 8-K filed on November 24, 2009.   The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

On February 5, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $80,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 80,000 shares of our common stock at a purchase price of $1.00 per share, and which expire five years from the date of the investment.   The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 4, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $300,000 due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.   In connection with the note, the investor also received warrants to purchase 300,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 25, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $100,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 100,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On April 15, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $250,000.  This note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 250,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On July 22, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $175,000, which is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 175,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On August 12, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $25,000, which is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 25,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On August 18, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $150,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 150,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On September 7, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $70,000. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 70,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On September 24, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $40,000. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 40,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On December 2, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $25,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 25,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On December 15, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $75,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 75,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On February 8, 2011, we entered into a senior secured convertible promissory note with the investor in exchange for $100,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 100,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 1, 2011, we entered into a senior secured convertible promissory note with the investor in exchange for $160,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 160,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Purchases of Equity Securities. None.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officer during the year ending April 30, 2010.

Upon consummation of the Asset Purchase on November 18, 2009, our executive officers were reconstituted and none of our current executive officers had served as our executive officers during the year ended April 30, 2009.  The following table shows for the years ended April 30, 2009 and April 30, 2010, the compensation awarded to or paid to, or earned by all individuals who served as our executive officers.

Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Allan Millmaker, President, CEO	2010	$39,000	0	0	0	0	0	$12,800	$51,800
Philip Mann, CFO, Secretary	2010	$25,500	0	0	0	0	0	$8,000	$33,500
Sandy McDougall, former officer	2010	0	0	0	0	0	0	0	0
Sandy McDougall, former officer	2009	0	0	0	0	0	0	0	0

Employment Contracts and Termination of Employment. On November 19, 2009, we entered into an executive employment agreement with Allan Millmaker (“Millmaker Agreement”).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as our President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by $1,000 after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Millmaker Agreement is only a summary that discloses all material terms of the Millmaker Agreement, which is attached as Exhibit 10.1 to our Report on Form 8-K filed on November 24, 2009.

On November 19, 2009, we entered into an executive employment agreement with Philip Mann (“Mann Agreement”).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as our Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by $500 after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Mann Agreement is only a summary that discloses all material terms of the Mann Agreement , which is attached as  Exhibit 10.2 to our Report on Form 8-K filed on November 24, 2009.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors.  As of April 30, 2010, our directors are not paid any compensation for their service as directors. They are nevertheless reimbursed for their reasonable expenses incurred upon presentation of the appropriate documentary evidence.

 Outstanding Equity Awards. As of April 30, 2010, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Allan Millmaker, President, CEO	0	0	0	0	0	0	0	0	0
Philip Mann, CFO, Secretary	0	0	0	0	0	0	0	0	0
Sandy McDougall, Former officer	0	0	0	0	0	0	0	0	0

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on March 29, 2006.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Director Compensation. Our directors received the following compensation for their service as directors during the period from March 29, 2006, our date of formation, through our latest fiscal year end, April 30, 2010:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Allan Millmaker	0	0	0	0	0	0	0
Philip Mann	0	0	0	0	0	0	0
Sandy McDougal, former director	0	0	0	0	0	0	0

CHANGES IN AND DISAGREEMENTS WITH CERTIFYING ACCOUNTANTS

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except as specified below.

On February 8, 2008, we dismissed HJ & Associates, LLC (“HJA”) as our principal accountant effective on such date, and we appointed Malone and Bailey PC (“Malone”) as our new principal accountant. HJA’s report on our financial statements for fiscal years 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2006 and 2007, and the subsequent interim period through February 8, 2008, the date of dismissal, there were no disagreements with HJA on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of HJA, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We engaged Malone as our new independent accountant, effective as of February 8, 2008, to audit our financial statements for the year ended April 30, 2008, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-QSB and current reports on Form 8-K. During fiscal years 2006 and 2007, and the subsequent interim period through February 8, 2008, the date of dismissal, we nor anyone on our behalf engaged Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

On November 19, 2009, we dismissed Malone as our principal accountant effective on such date, and we appointed Mendoza Berger & Company, LLP (“Mendoza”) as our new principal accountant.  Malone’s report on our financial statements for fiscal years 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.  The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Malone, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

We engaged Mendoza as our new independent accountant as of November 19, 2009.  During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, we nor anyone on our behalf engaged Mendoza regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On January 29, 2010, we dismissed Mendoza as our principal accountant effective on such date. As disclosed in our Current Report on Form 8-K, which was filed with the Commission on November 24, 2009, we had previously dismissed Malone as our principal accountant effective on November 18, 2009. The reports of Malone on our financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. We engaged Quintanilla Accountancy Corporation (“Quintanilla”) as its new principal accountant effective as of January 29, 2010. The decision to dismiss Mendoza and engage Quintanilla was recommended and approved by our Board of Directors.

During the period from November 18, 2009, the date of appointment of Mendoza, through January 29, 2010, the date of dismissal of Mendoza, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged Quintanilla as our new independent accountant as of January 29, 2010. During fiscal years 2009 and 2008, and the subsequent interim period through January 29, 2010, we nor anyone on our behalf engaged Quintanilla regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On March 17, 2010, we dismissed Quintanilla as our principal accountant effective on such date. Quintanilla was our independent registered public accounting firm from January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal. We engaged Kelly & Company (“Kelly”) as our new principal accountant effective as of March 17, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, Quintanilla did not issue any reports on our financial statements, and, therefore, there were no resorts issued with adverse opinions or a disclaimer of opinion, and there were no reports issued which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, there were no disagreements with Quintanilla on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Quintanilla, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged Kelly as our new independent accountant as of March 17, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 17, 2010, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On May 18, 2010, we dismissed Kelly as our principal accountant effective on such date.  Kelly was the independent registered public accounting firm for us from March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal. We engaged Q Accountancy Corporation (“QAC”) as our new principal accountant effective as of May 18, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, Kelly did not issue any reports on our financial statements and therefore there were no adverse opinions or a disclaimer of opinion, and there were no reports which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, there were no disagreements with Kelly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Kelly, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged QAC as our new independent accountant as of May 18, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through May 18, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

EXPERTS

Our financial statements for the period from inception to April 30, 2010, appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such reports given upon the authority of Q Accountancy Corporation, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED OCTOBER 31, 2010 AND FOR
THE PERIOD OF INCEPTION (SEPTEMBER 1, 2009) THROUGH OCTOBER 31, 2010
(UNAUDITED)

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements.

ALAMO ENERGY CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
	October 31,	April 30,
	2010 (Unaudited)	2010

ASSETS

Current assets
Cash and cash equivalents	$3,053	$285,458
Accounts Receivable	4,000	18,034
Prepaid expenses and deposits	15,712	8,084
Total current assets	22,765	311,576

Property and equipment
Oil and gas properties
Proved	300,000	300,000
Unproved	897,138	352,156
Office furniture and equipment	5,296	-
Less: accumulated depreciation, depletion and amortization	(16,662)	(8,827)
Property and equipment, net	1,185,772	643,329
Total assets	$1,208,537	$954,905

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	88,137	58,625
Accrued interest	71,774	18,723
Total current liabilities	159,911	77,348

Senior secured convertible promissory notes, net of discount of 1,091,102 and $808,956 respectively	433,803	255,949
Total liabilities	593,714	333,297

Stockholders' equity (deficit)
Common stock, $0.001 par value, 975,000,000 shares
authorized, 48,668,520 and 48,668,520 issued and outstanding, respectively	48,669	48,669
Additional paid-in capital	1,537,301	1,075,201
Accumulated (deficit) during exploration stage	(971,147)	(502,262)
Total stockholders' equity	614,823	621,608

Total liabilities and stockholder's equity	$1,208,537	$954,905

The accompanying notes to the financial statements are an integral part of these statements.

ALAMO ENERGY CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED OCTOBER 31, 2010 AND
FOR THE PERIOD OF INCEPTION (SEPTEMBER 1, 2009) THROUGH OCTOBER 31, 2010
(UNAUDITED)

	Three Months Ended October 31, 2010	Inception (September 1, 2009) through October 31, 2009	Six Months Ended October 31, 2010	Inception (September 1, 2009) through October 31, 2009	Inception (September 1, 2009) through October 31, 2010

Oil revenues	$38,594	$12,446	$49,955	$12,446	$115,386

Operating costs and expenses
Lease operating	2,197	1,465	4,394	1,465	10,253
Production costs	23,993	6,742	25,886	6,742	41,055
Depreciation, depletion and amortization	3,572	2,549	7,835	2,549	16,662
Wage related expenses	45,566	-	86,402	-	160,170
Professional fees	61,457	49,502	82,887	49,502	326,887
General and administrative	53,701	769	80,533	769	189,855
Total operating costs and expenses	190,486	61,027	287,937	61,027	744,882

Loss from operations	(151,892)	(48,581)	(237,982)	(48,581)	(629,496)

Other income (expense):
Interest expense	(31,232)	-	(53,049)	-	(71,818)
Interest expense, debt discount amortization	(126,938)	-	(177,854)	-	(269,833)
Other income (expense), net	(158,170)	-	(230,903)	-	(341,651)

Net loss before provisions for income taxes
(Loss) from discontinued operations	(310,062)	(48,581)	(468,885)	(48,581)	(971,147)

Provision for income taxes	-	-	-	-

Net loss	$(310,062)	$(48,581)	$(468,885)	$(48,581)	$(971,147)
Weighted average shares outstanding - basic and diluted
	48,668,520	5,888,950	48,668,520	5,888,950	37,268,686

Net loss per share - basic and diluted	$0.01	$0.00	$0.01	$0.01	$0.03

The accompanying notes to the financial statements are an integral part of these statements.

ALAMO ENERGY CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED OCTOBER 31, 2010 AND
FOR THE PERIOD OF INCEPTION (SEPTEMBER 1, 2009) THROUGH OCTOBER 31, 2010
(UNAUDITED)
	Six Months Ended October 31, 2010	Inception (September 1, 2009) through October 31, 2009	Inception (September 1, 2009) through October 31, 2010

Cash (used in) operating activities:

Net (loss) for the period	$(468,885)	$(48,581)	$(971,147)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	2,100	700	4,900
Depreciation, depletion and amortization	7,835	2,549	16,662
Accretion of debt discount	177,854	-	269,833
Changes in operating assets and liabilities
Decrease in accounts receivable	14,034	-	(4,000)
(Increase) in prepaid expenses	(7,628)	-	(15,712)
Increase in accounts payable	29,512	45,363	8,272
Increase in accrued interest	53,051	-	71,774
Net cash (used in) investing activities	(192,127)	31	(619,418)

Cash (used in) Investing Activities
Purchase of office furniture and equipment	(5,296)	-	(5,296)
Purchase of oil and gas properties	(544,982)	-	(897,138)
Net cash (used in) Investing Activities	(550,278)	-	(902,434)

Cash from financing activities:
Proceeds from related party notes	-	-	-
Proceeds from convertible promissory notes	460,000	-	1,524,905
Additional paid-in capital	-	-	-
Common Stock	-	-	-
Net cash from financing activities	460,000	-	1,524,905

Net increase (decrease) in cash	(282,405)	31	3,053

Cash, beginning of period	285,458	-	-
Cash, end of period	$3,053	$31	3,053

Supplemental disclosures:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

The accompanying notes to the financial statements are an integral part of these statements.

ALAMO ENERGY CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD OF INCEPTION (SEPTEMBER 1, 2009) THROUGH OCTOBER 31, 2010
(UNAUDITED)

	Shares	Amount	Additional Paid- in Capital	Deficit Accumulated During the Development Stage	Total

Balance, September 1, 2009	176,668,500	$176,669	$(176,669)	$-	$-

Shares issued for oil and gas properties	10,500,000	10,500	289,500	-	300,000

Shares issued for cash and assumption of liabilities	(138,499,980)	(138,500)	(58,635)	-	(79,865)

Discount on convertible notes payable	-	-	900,935	-	900,935

Contribution of facilities rent – related party	-	-	2,800	-	2,800

Net (loss)	-	-	-	(502,262)	(502,262)

Balance, April 30, 2010	48,668,520	$48,669	$1,075,201	$(502,262)	$621,608

Discount on convertible notes payable	-	-	175,000	-	175,000

Contribution of facilities rent – related party	-	-	1,050	-	1,050

Net (loss)	-	-	-	(158,823)	(158,823)

Balance, July 31, 2010	48,668,520	$48,669	$1,251,251	$(661,085)	$638,835

Discount on convertible notes payable	-	-	285,000	-	285,000

Contribution of facilities rent – related party	-	-	1,050	-	1,050

Net (loss)	-	-	-	(310,062)	(310,061)

Balance, October 31, 2010	48,668,520	$48,669	$1,537,301	$(971,147)	$614,824

The accompanying notes to the financial statements are an integral part of these statements.

1.         Nature of Operations and Basis of Presentation

Nature of Operations

Alamo Energy Corp. is an early stage oil and gas company focused on exploration and production of oil and natural gas.

Alamo Energy Corp. (the Company) was incorporated as Alamo Oil Limited, a UK corporation (Alamo Oil) on September 1, 2009.  On November 18, 2009 (the Closing Date), a series of transactions ensued whereby Alamo Oil completed an Asset Purchase and Sale Agreement (the Asset Purchase Agreement) with Green Irons Holdings Corporation (Green Irons).  Following the closing of the Asset Purchase Agreement and pursuant to the Plan of Merger (the Merger), effective as of November 19, 2009, the assets of Alamo Oil were acquired by Green Irons and a wholly-owned subsidiary of Green Irons was then merged with Green Irons, and Green Irons changed its name to Alamo Energy Corp.  For accounting purposes, the Asset Purchase Agreement and Merger was treated as a reverse merger and a recapitalization of Alamo Oil.  As part of the Merger, the Company paid the former CEO of Green Irons $61,073 and assumed $18,792 of Green Irons’ liabilities associated with the merger in exchange for the cancellation of 138,499,980 (4,616,666 pre-split) shares of common stock held by Green Irons’ former CEO.  The former CEO also agreed to forgive any debt due to him by the Company.

In addition, on the Closing Date, the Company acquired various oil and gas property rights in Texas valued at $300,000 in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.  Effective November 19, 2009, the Company effectuated a thirty-for-one split (the Stock Split) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share.

Basis of Presentation

The unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended October 31, 2010 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with the Company's audited financial statements as of April 30, 2010.

Exploration Stage

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars.  The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.

The Company is engaged in the acquisition, exploration, development and producing of oil and gas properties.  As of October 31, 2010, the Company owns a 75% working interest in oil and gas properties in Frio County, Texas, a 16% working interest in certain oil and gas leases in Adair County, Kentucky, a 50% working interest in certain leases in Ritchie County, West Virginia, and farm-in and participation rights agreements in onshore oil and gas properties in the UK.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States and other countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact our ability to execute our business plan.

As discussed in Note 6, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

2.         Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Revenue Recognition

Working interest, royalty and net profits, are recognized as revenue when oil and gas are sold. The Company records the sale of its interests in prospects generally as a reduction to the cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to a cost center. A significant alternation would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool. All terms of the sale are to be finalized and price readily determinable.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. Accounts are guaranteed by Federal Deposit Insurance Corporation (FDIC) up to $250,000. At October 31, 2010, the Company had no deposits in excess of the FDIC insured limits. The Company has not experienced any losses in such accounts.

The Company collects its receivables on its working interests in oil and gas properties from the well operators. As such, the Company generally has relatively few customers. These receivables are unsecured and the Company performs ongoing credit evaluations of the well operators’ financial condition whenever necessary. Bad debt is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable. There has been no bad debt expense for the period ended October 31, 2010.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of its financial instruments using available market information and appropriate valuation methodologies. Due to their short-term maturity, the fair value of financial instruments classified as current assets and current liabilities approximates their carrying values.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

In May 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued ASU 2010-17, Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives as follows:

Computer equipment	3 years

3.         Fixed Assets
Fixed assets consist of the following:

	September 30, 2010	April 30, 2010

Computer equipment	$5,296	$-
Less: Accumulated depreciation	110	-

	$5,186	$-

4.           Oil and Gas Properties

On November 18, 2009, the Company acquired various oil and gas property rights in Frio County, Texas, with a fair value of $300,000, in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.

On March 4, 2010, the Company entered into an operating agreement (the “Operating Agreement”) with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of wells in the Taylor TDS Five Well Program (“Program”) located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development.  Boardman is the operator of the project with full control of all operations. The Operating Agreement provides for the Company's purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the Operating Agreement.  Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 2.0% working interest and 1.5% net revenue interest per Unit purchased.

The Operating Agreement is subject to an Addendum (Operating Agreement Addendum), referencing the incorporation of the subscription agreement concerning the purchase of the participation rights set forth in the Operating Agreement.   The Operating Agreement Addendum sets forth the representation Boardman had met the escrow conditions as of September 12, 2009 such that the funds received from the Company would be immediately available for use.

In conjunction with the Operating Agreement, the Company entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for the Company's participation in the Operating Agreement, in the amount of $303,986.  The Company purchased eight Units at the rate of $37,996 per Unit in the Program described above.  The Units have not been registered with any federal or state agency, and in accordance with applicable securities laws, may not be freely transferred except in accordance with such laws.

In May 2010, the Company entered into a participation agreement with Allied Energy, Inc. (“Allied”), pursuant to which the Company acquired an undivided 50% working interest in the Florence Valentine Lease and a working interest and net revenue interest in the Valentine #1 re-entry well.  This well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline.  Allied is the operator of the project with full control of all operations.  The Company paid the total drilling and completion costs of $153,500 to earn in the Valentine #1 re-entry well and the Florence Valentine lease a before payout working interest of 70% and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of 50% and net revenue interest of 42.2% (50% x 84.4%).

On August 4, 2010, The Company entered into a Participation Agreement (the “Agreement”) with Allied Energy, Inc. (“Allied”), which the Company acquired an undivided fifty percent (50%) working interest in the M. Dillon Lease (the “Lease”) and a working interest and net revenue interest in the Dillon #1 re-entry well (“Well”). The Well is located on approximately 204 acres in Pleasants County, West Virginia. Allied is the operator of the project with full control of all operations. The Company paid the total drilling and completion costs of $179,125 to earn in the Well and Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  The Agreement also provides that the Company shall have the option to participate in the re-entry of sixteen additional wells owned by Allied in West Virginia.

On September 3, 2010, the Company entered into a Subscription Agreement (the “Agreement”) with Berry Resources, Inc. (“Berry”), to purchase 6.5 units of the Berry Prospect #22-A, which includes two (2) wells to be drilled in North Central, Pickett County, Tennessee, in exchange for the Company’s cash payment of $97,500.  Each unit is equal to approximately 3.33% working interest or approximately 2.33% net revenue interest in each of the two (2) wells to be drilled in North Central, Pickett County, Tennessee.  The Agreement also provides for Berry and the Company to enter into an operating agreement whereby Berry will be designated the operator of the well.

The following table presents information regarding the Company’s net costs incurred in the purchase of proved and unproved properties and in exploration and development activities:

	October 31, 2010	April 30, 2010
Property acquisition costs:
Proved	$300,000	$300,000
Unproved	769,940	303,968
Exploration costs	127,198	48,188
Development costs	-	-
Totals	$1,197,138	$652,156

The Company's proved properties were acquired in November 2009 with the oil, gas and mineral leases in Frio County, Texas valued at $300,000 in exchange for 10,500,000 shares of the Company's common stock.  The lease (the Lozano Lease) totals approximately 110 gross acres, of which the Company owns a seventy-five (75%) working interest in three wells that are currently producing approximately 200 barrels of oil per month.

As of October 31 and April 30, 2010, the Company’s unproved properties consist of leasehold acquisition and exploration costs in the following geographical areas:

	October 31, 2010	April 30, 2010
Kentucky	$303,968	$303,968
West Virginia	332,625	-
Tennessee	97,500	-
Texas	35,847	-

Totals	$769,940	$300,968

The following table sets forth a summary of oil and gas property costs not being amortized as of October 31, 2010, by the year in which such costs were incurred:

Costs Incurred During Fiscal Years Ended April 30
	Balance 10/31/10	2011	2010	Prior

Acquisition costs	$437,315	$133,347	$303,968	$-
Exploration costs	332,625	332,625	-

Total	$769,940	$465,972	$303,968	$-
The Company believes that the majority of its unproved costs will become subject to depletion within the next five to ten years, by proving up reserves relating to the acreage through exploration and development activities, by impairing the acreage that will expire before the Company explore or develop it further, or by making decisions that further exploration and development activity will not occur.

4.         Senior Secured Convertible Promissory Note and Warrants

In connection with the Asset Purchase Agreement, on November 18, 2009, the Company entered into a Note and Warrant Purchase Agreement with one investor pursuant to which the investor agreed to lend up to $2,000,000 to the Company in multiple installments in exchange for senior secured convertible promissory notes (the Notes) that mature November 18, 2012, convertible at any time at the option of the holder, with a conversion price of $0.50 per share (the Conversion Feature) and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the Warrants) in the amount of each installment.

Post-delivery of the Note and Warrant Purchase Agreement, the Company effectuated a thirty-for-one split (the Stock Split) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Purchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

 In connection with the Private Placement, the Company entered in a Registration Rights Agreement with the investor.  Under the Registration Rights Agreement, the Company is obligated to register for resale all common shares underlying the Note and the Warrants under the Securities Act.   The Company also entered security agreement with the investor to secure the timely payment and performance in full of our obligations whereby all of the assets of the Company were pledged as collateral on the Note. In addition, the investor required the Company’s officers and directors to enter into lock-up and vesting agreements pursuant to which such holders’ shares are subject to vesting and are not permitted to dispose of any of their securities for a period of one year.

The first installment of $334,905 (First Installment) was delivered on the Closing Date and the Company issued 334,905 Warrants. The Note and Warrant Purchase Agreement provides that the investor will lend additional installments to the Company in amounts as requested by the Company; provided however, that the Company provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

The Company allocated the proceeds of the Note, Conversion Feature and Warrants to the individual financial instruments included in the transactions based on their relative estimated fair values, which resulted in an initial discount on the Note totaling $170,936 which is accreted as interest expense - debt discount over the period of the Note.

On February 5, 2010, the Company entered into the second installment of the Note and Warrant Purchase Agreement with the investor for $80,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 80,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

On March 4, 2010, we entered into the fourth installment of the Note and Warrant Purchase Agreement with the investor for $300,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 300,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

On March 25, 2010, we entered into the fifth installment of the Note and Warrant Purchase Agreement with the investor for $100,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 100,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

On April 15, 2010, we entered into the sixth installment of the Note and Warrant Purchase Agreement with the investor for $250,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

On July 22, 2010, we entered into the seventh installment of the Note and Warrant Purchase Agreement with the investor for $175,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 175,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

On August 12, 2010, the Company entered into a senior secured convertible promissory note with Eurasian Capital Partners Limited (“Eurasian”) in exchange for $25,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.50 per share. In connection with the Note, Eurasian also received warrants to purchase twenty five thousand (25,000) shares of the Company’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.

On August 18, 2010, the Company entered into a senior secured convertible promissory note with Eurasian Capital Partners Limited (“Eurasian”) in exchange for $150,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.50 per share. In connection with the Note, Eurasian also received warrants to purchase one hundred fifty thousand (150,000) shares of the Company’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.

On September 7, 2010, The Company borrowed an additional $70,000 from Eurasian Capital Partners Limited (“Eurasian”) pursuant to the original $2,000,000 Note and Warrant Purchase Agreement with Eurasian entered into in November 2009. The Company issued a senior secured convertible promissory note to Eurasian in the amount of $70,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.50 per share. In connection with the Note, Eurasian also received warrants to purchase seventy thousand (70,000) shares of the Company’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.

On September 24, 2010, The Company borrowed an additional $40,000 from Eurasian Capital Partners Limited (“Eurasian”) pursuant to the original $2,000,000 Note and Warrant Purchase Agreement with Eurasian entered into in November 2009. The Company issued a senior secured convertible promissory note to Eurasian in the amount of $40,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.50 per share. In connection with the Note, Eurasian also received warrants to purchase seventy thousand (40,000) shares of the Company’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.

5.         Equity

Warrant Activity

A summary of warrant activity for the period from September 1, 2009 (inception) through October 31, 2010 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term
Outstanding September 1, 2009	-	-
Issued	1,524,905	$1.00
Exercised	-	-
Outstanding October 31, 2010	1,524,905	$1.00	4.6 years
Exercisable, October 31, 2010	1,524,905	$1.00	4.6 years

 Shares Reserved for Future Issuance

The Company has reserved shares for future issuance upon conversion of convertible notes payable and warrants as follows:

Conversion of notes payable	3,130,894
Warrants	1,524,905
Reserved shares at October 31, 2010	4,655,799

6.         Commitments and Contingencies

Going Concern

The Company is in the exploration stage, has little revenue, and has incurred net losses of $971,147 since inception.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  The Company's management is implementing plans to sustain the Company’s cash flow from operating activities and/or acquire additional capital funding.  The Company will also continue to borrow funds under the November 18, 2009 Note and Warrant Purchase Agreement. No assurances can be given that the Company will obtain to obtain sufficient working capital to sustain ongoing operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Lease Obligations

At October 31, 2010, the Company does not have any leases.  The Company uses office space with a value of $500 per month that is contributed by the Company's CEO.

7.         Subsequent Events

On December 2, 2010, the Company borrowed an additional $25,000 from Eurasian Capital Partners Limited (“Eurasian”) pursuant to the original $2,000,000 Note and Warrant Purchase Agreement with Eurasian entered into in November 2009. The Registrant issued a senior secured convertible promissory note to Eurasian in the amount of $25,000 (“Note”). The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share.

On December 15, 2010, the Company borrowed an additional $75,000 from Eurasian Capital Partners Limited (“Eurasian”) pursuant to the original $2,000,000 Note and Warrant Purchase Agreement with Eurasian entered into in November 2009. The Registrant issued a senior secured convertible promissory note to Eurasian in the amount of $75,000 (“Note”). The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share.

On December 15, 2010, the Company exercised an option to participate in the recompletion of the well WVIC D-12, pursuant to the Participation Agreement with Allied Energy, Inc. dated August 2, 2010, as amended on October 15, 2010. The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.

The Company has evaluated its subsequent events through December 20, 2010, the date these financial statements were issued.

FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Alamo Energy Corp.

We have audited the accompanying balance sheet of Alamo Energy Corp. (an exploration stage company) as of April 30, 2010, and the related statements of operations, stockholder’s deficit and cash flows for the period from inception (September 1, 2009) through April 30, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alamo Energy Corp. (an exploration stage company) as of April 30, 2010 and the results of its operations and its cash flows for the period from inception (September 1, 2009) through April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 7, the Company has incurred an operating loss and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
July 27, 2010

Alamo Energy Corp.
(An Exploration Stage Company)

Balance Sheet
April 30, 2010

ASSETS

Current assets
Cash	$285,458
Accounts receivable	18,034
Prepaid expenses	8,084
Total current assets	311,576
Oil and gas properties
Proved	300,000
Unproved	352,126
Less: accumulated depletion and amortization	(8,827)
643,329
Total assets	$954,905

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$58,625
Accrued interest	18,723
Total current liabilities	77,348
Senior secured convertible promissory note, net of discount of $808,956	255,949
Total liabilities	333,297
Stockholders' equity:
Common stock, $0.001 par value, 300,000,000 shares authorized, 48,668,520 shares issued and outstanding	48,669
Additional paid in capital	1,075,201
Accumulated deficit	(502,262)
Total stockholders' equity	$621,608
Total liabilities and stockholders' equity	$954,905

  The accompanying notes are an integral part of the financial statements.

Alamo Energy Corp.
(An Exploration Stage Company)

Statement of Operations
For the Period of Inception (September 1, 2009) through April 30, 2010

Oil revenues	$65,431
Operating costs and expenses:
Lease operating expenses	5,859
Production costs	17,718
Depletion and amortization	8,827
Wage related expenses	73,768
Professional fees	233,863
General and administrative expense	116,911
Total operating costs and expenses	456,946
Loss from operations	(391,515)
Other income (expense):
Interest expense	(18,768)
Interest expense - debt discount amortization	(91,979)
Total other expense	(110,747)
Net loss before income taxes	(502,262)
Provision for income taxes	-
Net loss	$(502,262)
Loss per share:
Basic and Diluted	$(0.03)
Weighted average shares outstanding:
Basic and Diluted	15,751,637

  The accompanying notes are an integral part of the financial statements.

Alamo Energy Corp.
(An Exploration Stage Company)

Statement of Stockholders' Equity
From the Period of Inception (September 1, 2009) through April 30, 2010

	Common Stock *		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, September 1, 2009	176,668,500	$176,669	$(176,669)	-	-
Shares issued for oil and gas properties	10,500,000	10,500	289,500	-	$300,000
Cancellation of shares for cash and assumption of liabilities	(138,499,980)	(138,500)	58,635	-	(79,865)
Discount on convertible note payable	-	-	900,935	-	900,935
Contribution of facilities rent - related party	-	-	2,800	-	2,800
Net loss	-	-	-	(502,262)	(502,262)

Balance, April 30, 2010	48,668,520	$48,669	$1,075,201	$(502,262)	$621,608

* - Retroactively stated for 30-1 forward stock split.

  The accompanying notes are an integral part of the financial statements.

Alamo Energy Corp.
(An Exploration Stage Company)

Statement of Cash Flows
From the Period of Inception (September 1, 2009) through April 30, 2010

Cash flows used in operating activities:
Net loss	$(502,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Officer contribution of rent expense	2,800
Depletion and amortization	8,827
Accretion of debt discount	91,979
Decrease (increase) in assets:
Accounts receivable	(18,034)
Prepaid expenses and other current assets	(8,084)
Increase (decrease) in liabilities:
Accounts payable	(21,240)
Accrued interest	18,723
Cash used in operating activities	(427,291)
Cash flows used in investing activities:
Purchase of oil and gas properties	(352,156)
Cash used in investing activities	(352,156)
Cash flows provided by financing activities:
Proceeds from convertible secured promissory note	1,064,905
Cash provided by financing activities	1,064,905
Net increase in cash	285,458
Cash at beginning of period	-
Cash at end of period	$285,458

Supplemental Disclosure of Cash Flow Information

Cash paid during the fiscal years for:
Interest	$-
Income taxes	$-

Non-Cash Transactions

Non-cash financing and investing activities:
Shares issued for oil and gas properties	$300,000
Accounts payable acquired in reverse merger	$79,865

The accompanying notes are an integral part of the financial statements.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

1.         Nature of Operations and Basis of Presentation

Nature of Operations

Alamo Energy Corp. (the Company) was incorporated as Alamo Oil Limited, a UK corporation (Alamo Oil) on September 1, 2009.  On November 18, 2009 (the Closing Date), a series of transactions ensued whereby Alamo Oil completed an Asset Purchase and Sale Agreement (the Asset Purchase Agreement) with Green Irons Holdings Corporation (Green Irons).  Following the closing of the Asset Purchase Agreement and pursuant to the Plan of Merger (the Merger), effective as of November 19, 2009, the assets of Alamo Oil were acquired by Green Irons and a wholly-owned subsidiary of Green Irons, was then merged with Green Irons, and Green Irons changed its name to Alamo Energy Corp.  For accounting purposes, the Asset Purchase Agreement and Merger was treated as a reverse merger and a recapitalization of Alamo Oil.  As part of the Merger, the Company paid the former CEO of Green Irons $61,073 and assumed $18,792 of Green Irons’ liabilities associated with the merger in exchange for the cancellation of 138,499,980 (4,616,666 pre-split) shares of common stock held by Green Irons’ former CEO.  The former CEO also agreed to forgive any debt due to him by the Company.

On the Closing Date, the Company acquired various oil and gas property rights in Texas valued at $300,000 in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.  Effective November 19, 2009, the Company effectuated a thirty-for-one split (the Stock Split) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share.

Exploration Stage

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars.  The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.

The Company is engaged in the acquisition, exploration, development and producing of oil and gas properties.  As of April 30, 2010, the Company owns a 75% working interest in oil and gas properties in Frio County, Texas, a 16% working interest in certain oil and gas leases in Adair County, Kentucky, and farm-in and participation rights agreements in onshore oil and gas properties in the UK.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States and other countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact our ability to execute our business plan.

As discussed in Note 7, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

2.         Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Revenue Recognition

Working interest, royalty and net profit interests, are recognized as revenue when oil and gas are sold. The Company records the sale of its interests in prospects generally as a reduction to the cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to a cost center.  A significant alternation would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool. All terms of the sale are to be finalized and price readily determinable.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.  At April 30, 2010, the Company had approximately $35,511 on deposit in excess of the FDIC insured limits.  The Company has not experienced any losses in such accounts.

The Company collects its receivables on its working interests in oil and gas properties from the well operators.  As such, the Company generally has relatively few customers.  These receivables are unsecured and the Company performs ongoing credit evaluations of the well operators’ financial condition whenever necessary.  At April 30, 2010, the Company had one (1) customer that accounted for 100% of its outstanding receivables and correspondingly, its oil and gas sales.  Bad debt expense is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable.  There has been no bad debt expense for the period ended April 30, 2010.

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reservescan be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of its financial instruments using available market information and appropriate valuation methodologies. Due to their short-term maturity, the fair value of financial instruments classified as current assets and current liabilities approximates their carrying values.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed in the same way as basic earnings (loss) per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

On September 1, 2009, the Company adopted the Financial Accounting Standards Board (FASB) Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (ASU). The FASB will not consider an ASU as authoritative in its own right.  An ASU will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

On September 1, 2009, the Company adopted ASC 825-10-65, which requires disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

On September 1, 2009, the Company adopted ASC 855 which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

On September 1, 2009, the Company adopted ASU No. 2009-05 which provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not believe this pronouncement will have any material impact on its financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-09 “Subsequent Events (Topic 855)” (“2010-09”). 2010-09 clarifies the interaction of Accounting Standards Codification 855 “Subsequent Events” (“Topic 855”) with guidance issued by the Securities and Exchange Commission (the “SEC”) as well as the intended breadth of the reissuance disclosure provision related to subsequent events found in paragraph 855-10-50-4 in Topic 855. This update is effective for annual or interim periods ending after June 15, 2010. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its financial position, results of operations or cash flows.

3.         Employment Agreements

On November 19, 2009, the Company entered into an executive employment agreement with Allan Millmaker (Millmaker Agreement).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as the Company’s President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by $1,000 after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs the Company may offer.

On November 19, 2009, the Company entered into an executive employment agreement with Philip Mann (Mann Agreement).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as the Company’s Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by Five Hundred Dollars $500 after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs the Company may offer.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

4.         Oil and Gas Properties

The Company has an approximate 75% interest in 110 gross acres in the northeast quarter of the J. Poitevent Survey in Frio County, Texas, an approximate 16% interest in 55 gross acres in the middle eastern section of the Gradyville Quadrangle in Adair County, Kentucky, and an approximate 20% interest in 453 gross acres in Brown County, Texas as further detailed below.

On November 18, 2009, the Company acquired various oil and gas property rights in Frio County, Texas, with a fair value of $300,000, in exchange for 10,500,000 (350,000 pre-split) shares of the Company’s common stock.

On March 4, 2010, the Company entered into an operating agreement (the “Operating Agreement”) with Boardman Energy Partners, LLC (“Boardman”), for the purchase of participation rights with regard to Boardman’s operation of wells in the Taylor TDS Five Well Program (“Program”) located on the H.V. Taylor Lease in the Middle Eastern section of the Gradyville Quadrangle, Adair County, Kentucky, for the purpose of oil and gas exploration and development.  Boardman is the operator of the project with full control of all operations. The Operating Agreement provides for the Company's purchase of fractional undivided working interests (“Units”) in the operation of the wells drilled and operated under the Operating Agreement.  Each Unit gives the purchaser the participation rights and revenue interests in the operation of the Program, at the rate of 16% working interest and 1.5% net revenue interest per Unit purchased.

The Operating Agreement is subject to an Addendum (Operating Agreement Addendum), referencing the incorporation of the subscription agreement concerning the purchase of the participation rights set forth in the Operating Agreement.   The Operating Agreement Addendum sets forth the representation Boardman had met the escrow conditions as of September 12, 2009 such that the funds received from the Company would be immediately available for use.

In conjunction with the Operating Agreement, the Company entered into a Subscription and Customer Agreement (“Subscription Agreement”) with Third Coast Energy & Development, LLC, (“Third Coast”) as consideration for the Company's participation in the Operating Agreement, in the amount of $303,986.  The Company purchased eight Units at the rate of $37,996 per Unit in the Program described above.  The Units have not been registered with any federal or state agency, and in accordance with applicable securities laws, may not be freely transferred except in accordance with such laws.

In January 2010, the Company entered into an agreement to farm into four UK onshore license blocks (TQ 26, TQ36, TQ46, TQ56) in the south of England totaling 400km sq. Pursuant to the agreement and subject to approval by the UK Department of Energy and Climate Change (DECC), The Company will own a 90% working interest on the license which according to an independent geological report would estimate The Company has also submitted an application to become the exploration operator for the license. All of the assignments have been completed and we have become the operator of the assets. Under the terms of the license, the joint partners will have to undertake 60km of 2D seismic survey on the lease.

In January 2010, the Company entered into a letter agreement (the Agreement) with Aimwell Energy Limited, a corporation based in the United Kingdom (Aimwell), for the participation rights with regard to Aimwell's license (the License) to operation certain oil and gas properties located in the United Kingdom. Subject to relevant regulatory approvals, the Agreement provides for Aimwell to assign a 90% interest in the License to the Company in exchange for the Company's payment of one (1) pound sterling to Aimwell, whereby the Company will be named the operator of the assets subject to the license. Aimwell will retain a 10% interest in the license, though the Company will pay Aimwell's proportional costs of operating the License until a field development plan is approved, and after which, the parties will share their costs in proportion to their ownership percentage interests in the License.

The following table presents information regarding the Company’s net costs incurred in the purchase of proved and unproved properties and in exploration and development activities:

April 30, 2010
Property acquisition costs:
Proved	$300,000
Unproved	303,968
Exploration costs	48,188
Development costs	-
Totals	$652,156

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements
4.         Oil and Gas Properties (continued)

The Company’s unproved properties consist of leasehold acquisition and exploration costs in the following geographical areas:

April 30, 2010
Kentucky	$303,968
Texas	-
Totals	$303,968

The following table sets forth a summary of oil and gas property costs not being amortized as of July 31, 2010, by the fiscal year in which such costs were incurred:

Costs Incurred During Fiscal Years Ended April 30
	Balance 4/30/10	2010	Prior

Acquisition costs	$303,968	$303,968	$-
Exploration costs	-	-
Total	$303,968	$303,968	$-

The Company believes that the majority of its unproved costs will become subject to depletion within the next five to ten years, by proving up reserves relating to the acreage through exploration and development activities, by impairing the acreage that will expire before the Company explore or develop it further, or by making decisions that further exploration and development activity will not occur.

5.         Senior Secured Convertible Promissory Note and Warrants

In connection with the Asset Purchase Agreement, on November 18, 2009, the Company entered into a Note and Warrant Purchase Agreement with one investor pursuant to which the investor agreed to lend up to $2,000,000 to the Company in multiple installments in exchange for senior secured convertible promissory notes (the Notes) that mature November 18, 2012, convertible at any time at the option of the holder, with a conversion price of $0.50 per share (the Conversion Feature) and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the Warrants) in the amount of each installment.

Post-delivery of the Note and Warrant Purchase Agreement, the Company effectuated a thirty-for-one split (the Stock Split) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Purchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

 In connection with the Private Placement, the Company entered in a Registration Rights Agreement with the investor.  Under the Registration Rights Agreement, the Company is obligated to register for resale all common shares underlying the Note and the Warrants under the Securities Act.   The Company also entered security agreement with the investor to secure the timely payment and performance in full of our obligations whereby all of the assets of the Company were pledged as collateral on the Note. In addition, the investor required the Company’s officers and directors to enter into lock-up and vesting agreements pursuant to which such holders’ shares are subject to vesting and are not permitted to dispose of any of their securities for a period of one year.

The first installment of $334,905 (First Installment) was delivered on the Closing Date and the Company issued 334,905 Warrants. The Note and Warrant Purchase Agreement provides that the investor will lend additional installments to the Company in amounts as requested by the Company; provided however, that the Company provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements
The Company allocated the proceeds of the Note, Conversion Feature and Warrants to the individual financial instruments included in the transactions based on their relative estimated fair values, which resulted in an initial discount on the Note totaling $170,936 which is accreted as interest expense - debt discount over the period of the Note.

On February 5, 2010, the Company entered into the second installment of the Note and Warrant Purchase Agreement with the investor for $80,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the the Company’s common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 80,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

 On March 4, 2010, we entered into the third installment of the Note and Warrant Purchase Agreement with the investor for $300,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 300,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

 On March 25, 2010, we entered into the third installment of the Note and Warrant Purchase Agreement with the investor for $100,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 100,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

 On April 15, 2010, we entered into the third installment of the Note and Warrant Purchase Agreement with the investor for $250,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

The assumptions used in the Black-Scholes option pricing model for the Warrants and Conversion Feature were as follows:

Risk-free interest rate	0.28% to 0.41%
Expected volatility of common stock	100.0%
Dividend yield	0.00%
Expected life of warrants and conversion feature	3 years
Weighted average warrants and conversion feature	$0.65 - $1.34

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements
6.         Equity

As part of the Merger, the Company paid the former CEO of Green Irons $61,073 and assumed $18,792 of Green Irons’ liabilities associated with the merger in exchange for the cancellation of 4,616,666 pre-split shares of common stock held by Green Irons’ former CEO.

As a result of the Asset Purchase Agreement with Alamo Oil on November 18, 2009, the Company acquired all of the assets of Alamo Oil, which consisted of various oil and gas properties and rights in Frio County, Texas, in exchange for 10,500,000 shares of the Company’s post-split common stock.  The value of the assets acquired was $300,000.

Warrant Activity

A summary of warrant activity for the period from September 1, 2009 (inception) through April 30, 2010 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term
Outstanding September 1, 2009	-	-
Issued	1,064,905	$1.00
Exercised	-	-
Outstanding April 30, 2010	1,064,905	$1.00	4.8 years
Exercisable, April 30, 2010	1,064,905	$1.00	4.8 years

 Shares Reserved for Future Issuance

The Company has reserved shares for future issuance upon conversion of convertible notes payable and warrants as follows:

Conversion of notes payable	2,129,810
Warrants	1,064,905
Reserved shares at April 30, 2010	3,194,715

7.         Commitments and Contingencies

Going Concern

The Company is in the exploration stage, has little revenue, and has incurred net losses of $502,262 since inception.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  The Company's management is implementing plans to sustain the Company’s cash flow from operating activities and/or acquire additional capital funding.  The Company will also continue to borrow funds under the November 18, 2009 Note and Warrant Purchase Agreement. No assurances can be given that the Company will obtain to obtain sufficient working capital to sustain ongoing operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Lease Obligations

At April 30, 2010, the Company does not have any leases.  The Company uses office space with a value of $500 per month that is contributed by the Company's CEO.

The Company also maintains an office in London, United Kingdom, where it occupies approximately 135 square feet of office space , in exchange for £2,200 + VAT per month on a month to month basis.

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

8.         Supplemental Oil and Gas Reserve Information (Unaudited)

The Company has estimated the following reserve quantity and future net cash flow information for its proved reserves located in the State of Texas in the United States as of April 30, 2010.  The Company did not have any proved reserves in the State of Texas at April 30, 2009. The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average. The oil price used as of April 30, 2010 was $68.14 per bbl of oil. Future production costs are based on year-end costs and include severance and ad valorem taxes.  Each property that is leased by the Company is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount rate.

Reserve Quantities
Oil
(Bbls)
Proved Developed Reserves
Balance, September 1 , 2009 (inception)	-
Extensions and discoveries	-
Purchases	10,462
Production	(1,658)

Balance, April 30, 2010	8,804

Proved Undeveloped Reserves

Balance, April 30, 2010	7,205

During the period from inception (September 1, 2009) through April 30, 2010, the Company acquired an estimated 7,205 bbls of proved undeveloped net oil reserves in place in connection with the Company’s purchase of the Lozano lease in Frio County, Texas of approximately 82.5 net acres consisting of four (4) wells.  None of the proved undeveloped oil reserves were converted during the period ended April 30, 2010 as the Company is reviewing the production performance and assessment of the remaining recoverable resources.  In addition, there were no proved undeveloped reserves over five (5) years.

Standardized Measure of Discounted Future Net Cash Flows
April 30, 2010
Future cash flows	$965,060
Future production and development costs	(428,314)
Future income taxes	-
Future net cash flows before discount	536,746
10% discount to present value	(208,060)
Standardized measure of discounted future net cash flows	$328,686

Alamo Energy Corp.
(An Exploration Stage Company)

Notes to the Financial Statements

The Company used discounted future net cash flows, which is calculated without deducting estimated future income tax expenses, and the present value thereof as one measure of the value of the Company's current proved reserves and to compare relative values among peer companies without regard to income taxes.  While future net revenue and present value are based on prices, costs and discount factors which are consistent from company to company, the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company.  As of April 30, 2010, the present value of discounted future net cash flows and the standardized measure of discounted future net cash flows are equal because the effects of estimated future income tax expenses are zero.

Changes in the Standardized Measure of Discounted Future Net Cash Flows
	April 30, 2010
Standardized measure of discounted future net cash flows at September 1, 2009 (inception)	$	---
Purchases of reserves in place		370,540
Extensions and discoveries, net of future production and development costs		---
Sales of oil and gas produced, net of production costs		(41,854)
Net change in income taxes		---
Standardized measure of discounted future net cash flows at April 30, 2010		$328,686

9.      Subsequent Events (Unaudited)

The following is a summary of subsequent events evaluated through July 27, 2010, the date these financial statements were issued.

On May 18, 2010, the Company entered into a Participation Agreement with Allied Energy, Inc. (Allied), pursuant to which the Company acquired a fifty percent (50%) working interest in certain oil and gas leases located on approximately 115 acres in Ritchie County, West Virginia. Allied is the operator of the project with full control of all operations. The Company paid the total drilling and completion costs of $153,500 to earn in the Well and Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).

On July 26, 2010, we entered into the fourth installment of the Note and Warrant Purchase Agreement with the investor for $175,000. The promissory note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The promissory note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of the Company's common stock at a conversion price of $0.50 per share. In connection with the above mentioned promissory note, the investor also received warrants to purchase 175,000 shares of the Company's common stock at a purchase price of $1.00 per share. The warrants are exercisable immediately and expire five years from the date of the investment.

PROSPECTUS

                   , 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$362.06
Transfer Agent Fees	Approximately	$1,000
Costs of Printing and Engraving	Approximately	$1,000
Legal Fees	Approximately	$25,000
Accounting Fees	Approximately	$10,000

Item 14. Indemnification of Directors and Officers

Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the Board of Directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On November 18, 2009, we completed the acquisition of certain assets from Alamo Oil pursuant to the Asset Purchase and Sale Agreement (“Asset Purchase Agreement”) with Alamo Oil Limited (“Alamo Oil”), pursuant to which we acquired certain oil and gas assets from Alamo Oil.  In connection with the Asset Purchase Agreement, we issued 350,000 shares of our common stock to Alamo Oil, which became 10,500,000 shares after the 30 for 1 forward split that occurred in December 2009. Those shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

In connection with the Asset Purchase, on November 18, 2009, we entered into a note and warrant purchase agreement with one investor pursuant to which the investor agreed to lend up to $2,000,000 to us in multiple installments in exchange for a senior secured convertible promissory note with a conversion price of $0.50 per share and three-year warrants to acquire shares of common stock at an exercise price of $1.00 per share in the amount of each installment. The first installment of $334,905 was delivered on the closing date and we issued 334,905 warrants to the in connection with that installment. The note and warrant purchase agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

We are obligated to register the shares of common stock underlying the note and the shares of common stock underlying the warrants for resale as described in our Report on Form 8-K filed on November 24, 2009.   The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

On February 5, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $80,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 80,000 shares of our common stock at a purchase price of $1.00 per share, and which expire five years from the date of the investment.   The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 4, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $300,000 due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.   In connection with the note, the investor also received warrants to purchase 300,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 25, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $100,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 100,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On April 15, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $250,000.  This note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 250,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On July 22, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $175,000, which is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 175,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On August 12, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $25,000, which is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which the investor can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 25,000 shares of our common stock at a purchase price of $1.00 per share, which expire five years from the date of the investment.  The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On August 18, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $150,000.  The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 150,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On September 7, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $70,000. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 70,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On September 24, 2010, we entered into a senior secured convertible promissory note with the same investor in exchange for $40,000. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share.  In connection with the note, the investor also received warrants to purchase 40,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On December 2, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $25,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 25,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On December 15, 2010, we entered into a senior secured convertible promissory note with the investor in exchange for $75,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 75,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On February 8, 2011, we entered into a senior secured convertible promissory note with the investor in exchange for $100,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 100,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

On March 1, 2011, we entered into a senior secured convertible promissory note with the investor in exchange for $160,000 pursuant to the Financing Agreement. The note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%. The note has an optional conversion feature by which this lender can convert the principal and accrued interest into shares of our common stock at a conversion price of $0.50 per share. In connection with the note, the investor also received warrants to purchase 160,000 shares of our common stock at a purchase price of $1.00 per share. The warrants expire five years from the date of the investment. The note and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 16. Exhibits and Financial Statement Schedules

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.	Description
2.1
Asset Purchase and Sale Agreement by and among Green Irons Holdings Corp. and Alamo Oil Limited, dated November 18, 2009, Incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009

2.2	Agreement and Plan of Merger between Green Irons Holdings Corp. and Alamo Energy Corp., dated November 18, 2009, Incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006
3.2	Bylaws of the Company, incorporated by reference to Exhibit 3.2 of Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006
3.3	Articles of Merger between Green Irons Holdings Corp. and Alamo Energy Corp., incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
4.1	Form of Registration Rights Agreement, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
5.0	Executed Opinion Re: Legality
8.0	Opinion Re: Tax Matters (not applicable)
10.1	Employment Agreement with Allan Millmaker, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.2	Employment Agreement with Philip Mann, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.3	Stock Vesting Agreement with Allan Millmaker, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.4	Stock Vesting Agreement with Philip Mann, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.5	Lock-Up Agreement with Allan Millmaker, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.6	Lock-Up Agreement with Philip Mann, dated as of November 19, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.7
Stock Repurchase and Debt Forgiveness Agreement, by and between the Company and Sandy McDougall, dated as of November 18, 2009, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009

10.8	Form of Note and Warrant Purchase Agreement, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.9	Form of Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.10	Form of Warrant Agreement, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.11	Form of Security Agreement, incorporated by reference to our Current Report on Form 8-K filed on November 24, 2009
10.12	Letter Agreement with Aimwell Energy Limited, dated as of January 11, 2010, incorporated by reference to our Current Report on Form 8-K filed on January 14, 2010
10.13	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on February 9, 2010
10.14	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on February 9, 2010
10.15	Form of Amended and Restated Security Agreement, incorporated by reference to our Current Report on Form 8-K filed on February 9, 2010
10.16	Operating Agreement with Boardman Energy Partners LLC., incorporated by reference to our Current Report on Form 8-K filed on March 10, 2010
10.17	Addendum to Operating Agreement with Boardman Energy Partners LLC., incorporated by reference to our Current Report on Form 8-K filed on March 10, 2010
10.18	Subscription and Customer Agreement with Third Coast Energy & Development LLC, incorporated by reference to our Current Report on Form 8-K filed on March 10, 2010
10.19	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on March 10, 2010
10.20	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on March 10, 2010
10.21	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on March 30, 2010
10.22	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on March 30, 2010
10.23	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on April 21, 2010
10.24	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on April 21, 2010
10.25	Participation Agreement with WEJCO Inc. incorporated by reference to our Current Report on Form 8-K filed on April 21, 2010
10.26	Participation Agreement with Allied Energy, Inc. incorporated by reference to our Current Report on Form 8-K filed on May 20, 2010
10.27	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on July 23, 2010
10.28	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on July 23, 2010
10.29	Participation Agreement with Allied Energy, Inc. incorporated by reference to our Current Report on Form 8-K filed on August 5, 2010
10.30	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on August 16, 2010
10.31	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on August 16, 2010
10.32	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on August 19, 2010
10.33	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on August 19, 2010
10.34	Subscription Agreement with Berry Resources, Inc. incorporated by reference to our Current Report on Form 8-K filed on September 9, 2010
10.35	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on September 9, 2010
10.36	Form of Warrants, incorporated by reference to our Current Report on Form 8-K filed on September 9, 2010
10.37	Form of Senior Secured Convertible Promissory Note, incorporated by reference to our Current Report on Form 8-K filed on September 27, 2010
10.39	Amendment Agreement with Allied Energy, Inc. incorporated by reference to our Current Report on Form 8-K filed October 15, 2010.
10.40	Advisory Agreement with Richard Edmonson, incorporated by reference to our Current Report on Form 8-K filed October 18, 2010.
10.41	Letter Agreement by and among Alamo Oil Limited and Trius Energy, LLC, dated September 1, 2009. *
11.0 **	Statement Re: Computation of Per Share Earnings
14.1	Code of Ethics, incorporated by reference to our Annual Report on Form 10-KSB filed on August 14, 2007.
23.1	Consent of Q Accountancy Corporation
23.2 ***	Consent of Counsel
23.3	Consent of Technical Report Author
99	Certified Revised SEC Reserves Report and Economic Valuation of Lozano Lease located in Frio County, Texas.
*    Included in Amendment No. 1 to the Registration Statement on Form S-1 filed on January 31, 2011.
**         Included in Financial Statements
***       Included in Exhibit 5.

Item 17. Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Alamo Energy Corp.
a Nevada corporation

/s/ Allan Millmaker	March 2, 2011
Allan Millmaker
President, Chief Executive Officer, director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Allan Millmaker	March 2, 2011
Allan Millmaker
President, Chief Executive Officer, director
(Principal Executive Officer)

/s/ Philip Mann	March 2, 2011
Philip Mann
Chief Financial Officer, Secretary, director
(Principal Financial and Accounting Officer)